UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ______________________)

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Texas Roadhouse, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2021

To our Shareholders:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Texas Roadhouse, Inc. on Thursday, May 13, 2021. The meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky at 9:00 a.m. eastern daylight time.

The official Notice of Annual Meeting, Proxy Statement, and Proxy Card are enclosed with this letter.

Please take the time to read carefully each of the proposals for shareholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope. Shareholders of record can also vote by touch-tone telephone from the United States, using the toll-free number on the proxy card, or by the Internet, using the instructions on the proxy card. If you attend the meeting, then you may revoke your proxy and vote your shares in person.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

Gerald L. Morgan
Chief Executive Officer and President

TEXAS ROADHOUSE, INC.

6040 Dutchmans Lane

Louisville, Kentucky 40205

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2021

To our Shareholders:

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Texas Roadhouse, Inc. (the “Company”) will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky on Thursday, May 13, 2021 at 9:00 a.m. eastern daylight time.

At the Annual Meeting, you will be asked to:

•	elect five directors to the Board of Directors of the Company, each for a term of one year;

•	ratify the appointment of KPMG LLP as the Company’s independent auditors for the Company’s 2021 fiscal year;

•	hold an advisory vote on executive compensation;

•	approve the Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan; and

•	transact such other business as may properly come before the Annual Meeting.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice. Only shareholders of record at the close of business on March 15, 2021 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Christopher C. Colson
Corporate Secretary

Louisville, Kentucky

April 2, 2021

IMPORTANT:

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR VOTE BY USING ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. IF YOU ATTEND THE ANNUAL MEETING, THEN YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2021: Our Annual Report containing our Proxy Statement related to our 2021 Annual Meeting of Shareholders and Form 10-K for the fiscal year ended on December 29, 2020 is available on our website at www.texasroadhouse.com in the Investors section.

PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2021

TEXAS ROADHOUSE, INC.

6040 Dutchmans Lane

Louisville, Kentucky 40205

This proxy statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Texas Roadhouse, Inc., a Delaware corporation, to be voted at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournments thereof. In this proxy statement, references to the “Company,” “we,” “us”, or “our” refer to Texas Roadhouse, Inc. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 2, 2021.

The Annual Meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky on Thursday, May 13, 2021 at 9:00 a.m. eastern daylight time, for the purposes set forth in this proxy statement and the accompanying notice of the Annual Meeting.

SUMMARY OF MATTERS REQUIRING SHAREHOLDER ACTION

Proposal 1: Election of Directors

The affirmative vote of a plurality of the votes entitled to be cast by the holders of the Company’s common stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for the available slot is elected for that slot. You may vote “FOR” each nominee or you may “WITHHOLD AUTHORITY” to vote for each nominee. Unless you “WITHHOLD AUTHORITY” to vote for a nominee, your proxy will be voted “FOR” the election of the individuals nominated as directors.

Our Board has adopted a majority voting policy for uncontested director elections. Under this policy, any nominee who receives fewer “FOR” votes than “WITHHOLD” votes is required to offer his or her resignation. Our nominating and corporate governance committee would then consider the offer of resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES.

Proposal 2: Ratification of Independent Auditors

The proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 28, 2021 must be approved by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote “FOR” or “AGAINST” the ratification, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Proposal 3: Advisory Vote on Approval of Executive Compensation

The outcome of the advisory vote on whether to approve the executive compensation detailed in this proxy statement (including the Compensation Discussion and Analysis, the Executive Compensation section and the other related executive compensation tables and related discussions) will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote “FOR” or “AGAINST” approval of the executive compensation, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” approval of the executive compensation.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Proposal 4: Approval of Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan

The proposal to approve the Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan detailed in this proxy statement will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote “FOR” or “AGAINST” approval of the Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” approval of the Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters should properly come before the Annual Meeting and call for a vote of shareholders, then validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders. Any such additional matter must be approved by an affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting.

INFORMATION ABOUT PROXIES AND VOTING

Record Date and Voting Securities

The Board has fixed the record date (the “Record Date”) for the Annual Meeting as the close of business on March 15, 2021. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were outstanding 69,712,235 shares of common stock, each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such shareholders, unless revoked as described below.

Revocability of Proxies

A shareholder who completes and returns the proxy card that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A shareholder may revoke a proxy by voting at a later date by one of the methods described on the proxy card or by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Christopher C. Colson, the Corporate Secretary of the Company, at the Company’s main office address located at 6040 Dutchmans Lane, Louisville, Kentucky 40205 at any time before the Annual Meeting. Shareholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

Solicitation of Proxies

The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

Other Voting Considerations

Broker Non-Votes.  Under rules of the New York Stock Exchange, matters subject to shareholder vote are classified as “routine” or “non-routine.” In the case of routine matters, brokers may vote shares held in “street name” in their discretion if they have not received voting instructions from the beneficial owner. In the case of non-routine matters, brokers may not vote shares unless they have received voting instructions from the beneficial owner (“broker non-votes”); therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

The election of directors (Proposal 1) is a non-routine matter under the applicable rules so broker non-votes may occur. However, broker non-votes do not count as shares entitled to vote. Because the election is decided by a plurality of shares present (in person or by proxy) and entitled to vote at the Annual Meeting, and because our majority voting policy for directors only considers “FOR” votes and “WITHHOLD” votes, any broker non-votes will not affect the outcome of this proposal.

The ratification of the appointment of the Company’s independent auditors (Proposal 2) is a routine matter under the applicable rules so broker non-votes should not occur. In addition, because this matter is routine and brokers may vote as stated above, the number of votes cast, plus the number of abstentions, on Proposal 2 will be used to establish whether a quorum is present.

The advisory vote on the approval of executive compensation (Proposal 3), the approval of the Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan (Proposal 4), and any other matters that may properly come before the Annual Meeting are also non-routine matters under the applicable rules so broker non-votes may occur. Because broker non-votes do not count as shares entitled to vote, they do not affect the outcome of the vote on either Proposal 3 or Proposal 4.

Abstentions.  Abstentions will be counted for purposes of calculating whether a quorum is present. The effect of an abstention on each proposal where “ABSTAIN” is a voting choice is discussed above.

Executed but Unmarked Proxies.  If no instructions are given, then shares represented by properly executed but unmarked proxies will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

CORPORATE GOVERNANCE AND OUR BOARD

Director Summaries

Michael A. Crawford	Business Experience:

Director Since: 2020

Age: 53

Board Committees / Leadership:

Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee

Public Boards:

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV)

Mr. Crawford is currently serving as Chairman of the Board, President and Chief Executive Officer for Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV) and its subsidiaries, including Hall of Fame Village powered by Johnson Controls, which he joined in December 2018.  Hall of Fame Resort & Entertainment Company is a sports, entertainment, and media enterprise headquartered in Canton, Ohio which was established in 2020 as a result of a merger between HOF Village, LLC., a partnership between the Pro Football Hall of Fame and Industrial Realty Group (IRG) which began in 2016 and Gordon Pointe (GPAQ) Acquisition Corp. From 2014 to 2018, Mr. Crawford held numerous executive positions with the Four Seasons Hotels and Resorts Company, starting as the President of Asia Pacific and subsequently becoming Global President of Portfolio Management. While at Four Seasons, he was responsible for business and capital planning, along with the design and construction of all new Four Seasons Hotels and Resorts worldwide. Prior to Four Seasons, Mr. Crawford spent almost 25 years at the Walt Disney Company (NYSE: DIS) where he rose to Senior Vice President and General Manager of Shanghai Disney Resort and President of Shanghai’s Walt Disney Holdings Company.

Reason for Nomination:

Mr. Crawford is being nominated as a non-employee director because of his chief executive experience, his hospitality and international experience, and his strategic planning experience. As a result of these and other professional experiences, Mr. Crawford possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Gregory N. Moore	Business Experience:

Director Since: 2005

Age: 71

Board Committees / Leadership:

Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee; Chairman of the Board; International Liaison; Chairperson of Audit Committee

Public Boards:

None.

Mr. Moore served as the Senior Vice President and Controller of Yum! Brands, Inc. until he retired in 2005. Yum! Brands is the worldwide parent company of Taco Bell, KFC, and Pizza Hut. Prior to becoming Yum! Brands’ Controller, Mr. Moore was the Vice President and General Auditor of Yum! Brands. Before that, he was with PepsiCo, Inc. and held the position of Vice President, Controller of Taco Bell and Controller of PepsiCo Wines & Spirits International, a division of PepsiCola International. Before joining PepsiCo, he was an Audit Manager with Arthur Young & Company in its New York, New York and Stamford, Connecticut offices. Mr. Moore is a certified public accountant in the States of New York and California. In July 2011, Mr. Moore joined the board of Newegg, Inc., a privately-held on-line retailer specializing in computer and computer-related equipment, and serves as the chair of both the audit and nominating and corporate governance committees, and serves on the compensation committee. Mr. Moore also serves on the board of EF&TRH Restaurants (HK) Holding Limited, a Texas Roadhouse, Inc. joint-venture in China.

Reason for Nomination:

Mr. Moore is being nominated as a non-employee director because of his extensive financial, accounting, and international experience in the restaurant industry. As a result of these and other professional experiences, Mr. Moore possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Curtis A. Warfield	Business Experience:

Director Since: 2018

Age: 52

Board Committees / Leadership:

Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee; Chairperson of Nominating & Corporate Governance Committee

Public Boards:

None.

Mr. Warfield is a certified public accountant and is currently the President and Chief Executive Officer of Windham Advisors LLC, a private equity and strategic advisory firm that offers innovative business solutions for companies in the technology, healthcare, and other industries. He served as part of the senior leadership team of Anthem, Inc. one of the nation’s largest health insurers with over $100 billion in revenues from 2017 to 2019.  As a senior executive at HCA, the largest healthcare provider in the country, from 1997 to 2016 he served in a variety of roles. He began as the Chief Financial Officer of the Columbia Healthcare Network with a majority of his tenure serving as the Chief Executive Officer of NPAS, a healthcare services company.

Reason for Nomination:

Mr. Warfield is being nominated as a non-employee director because of his extensive financial and accounting experience, his executive management experience, and his information technology experience. As a result of these and other professional experiences, Mr. Warfield possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Kathleen M. Widmer	Business Experience:
Director Since: 2013 Age: 59 Board Committees / Leadership: Compensation Committee and Nominating & Corporate Governance Committee Public Boards: None.

Ms. Widmer is the Company Group Chair for Consumer North America and Latin America with Johnson & Johnson Consumer Health, a position she has held since December 2018. Prior to this position, she served as the President of the Johnson & Johnson Consumer OTC division, which provides healthcare solutions through well-known and trusted over-the-counter medicines and products, a position she held from August 2015. She was previously with Johnson & Johnson for 21 years, until 2009, where she held numerous positions, including serving as Vice President, Marketing, McNeil Consumer Healthcare. Prior to re-joining Johnson & Johnson, she served as Executive Vice President and Chief Marketing Officer at Elizabeth Arden, Inc., from 2009 to 2015, and was responsible for the global growth strategy and marketing execution of the Elizabeth Arden Brand. In 2017, she was appointed to the board of directors for the Wounded Warrior Project. She is a graduate of the U.S. Military Academy in West Point, New York, and served for five years as a U.S. Army officer.

Reason for Nomination:

Ms. Widmer is being nominated as a non-employee director because of her executive management experience, her extensive marketing experience in the retail sector, and her knowledge of the global retail industry. As a result of these and other professional experiences, Ms. Widmer possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

James R. Zarley	Business Experience:

Director Since: 2004

Age: 76

Board Committees / Leadership:

Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee; Chairperson of Compensation Committee

Public Boards:

None.

Mr. Zarley has served as Chairman, Chief Executive Officer and Chairman of the Board of Conversant, a single-source provider of media, technology and services across major interactive marketing channels which previously operated under the name ValueClick, Inc., and was a member of Conversant’s board of directors from 1999 until his retirement in 2014. Mr. Zarley shaped the company into a global leader in online marketing solutions. Prior to joining Conversant, Mr. Zarley was chief operating officer of Hiway Technologies, where he was a leading member of the management team that closed the merger with Verio in 1999. Prior to that, Mr. Zarley was Chairman and Chief Executive Officer of Best Internet until it merged with Hiway Technologies in 1998. Mr. Zarley also founded and later sold Quantech Information Services, now an ADP company. In addition, he spent 19 years at RCA in various senior management roles. Currently, he serves on the board of directors of several private companies.

Reason for Nomination:

Mr. Zarley is being nominated as a non-employee director because of his chief executive and information technology experience in a developing industry, his technology experience, and his transactional experience. As a result of these and other professional experiences, Mr. Zarley possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Meetings of the Board

The Board met on nine occasions and its standing committees (audit committee, compensation committee, and nominating and corporate governance committee) met on 29 occasions during our fiscal year ended December 29, 2020. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his or her period of service. In addition, the Company expects all members of the Board to attend the Annual Meeting. All incumbent directors attended the 2020 annual meeting. Four regular Board meetings are currently scheduled for the 2021 fiscal year. Executive sessions of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting. The role of each standing committee is more fully described below.

Leadership Structure of the Board and Role of the Board in Risk Oversight

Leadership Structure.  Following the passing in March 2021 of W. Kent Taylor, the Company’s founder, Chairman of the Board and Chief Executive Officer at the time of his death, the Board consists of five independent directors. On March 19, 2021, the Board named Gregory N. Moore as Chairman of the Board.  Mr. Moore joined the Board in 2005 following the Company’s initial public offering in 2004. Until his appointment as Chairman of the Board, Mr. Moore had served as the Board’s Lead Director since the creation of that position in 2012.  The responsibility and authority of the Lead Independent director are delineated in our Corporate Governance Guidelines, which can be found on the Company’s website at www.texasroadhouse.com. The Board determined that a separation of the duties and responsibilities of the Chairman of the Board from those of the Chief Executive Officer was appropriate during the transition following the death of the Company’s founder.

Risk Oversight.  The Board is responsible for overseeing the Company’s risk management strategies, including the Company’s implementation of appropriate processes to administer day-to-day risk management. The Board is informed about risk management matters as part of its role in the general oversight and approval of corporate matters. The Board gives clear guidance to the Company’s management on the risks it believes face the Company, such as the matters disclosed as risk factors in the Company’s Annual Report on Form 10-K. Furthermore, the Board has delegated certain risk management responsibilities to its audit committee and compensation committee.

Through the audit committee’s charter, the Board has authorized the audit committee to oversee the Company’s risk assessment and risk management policies. The audit committee, in fulfilling its oversight responsibilities, regularly and comprehensively reviews specific risk matters which have been identified by management. The Company’s internal auditors regularly report directly to the audit committee on the results of internal audits, the scope and frequency of which are based on comprehensive risk assessments which have been approved by the audit committee. Additionally, a risk committee comprised of Company management regularly updates the audit committee on the results of its risk management activities, which are based on the Company’s prioritized risk overview that is updated at least annually and reviewed with the audit committee. The audit committee is routinely advised of strategic, operational, financial, legal, cybersecurity, and other business risks both during and outside of regularly scheduled meetings, and the audit committee reviews and monitors specific activities to manage these risks, such as insurance plans and internal controls (as and if applicable).

Through the compensation committee’s charter, the Board has authorized the compensation committee to oversee the compensation programs for the Company’s executive officers and non-employee directors on the Board. The compensation committee, in fulfilling its oversight responsibilities, designs the compensation packages applicable to the Company’s executive officers and Board members. The compensation committee also periodically consults with management on the payments of bonuses and grants of stock awards to key employees.

The audit committee and the compensation committee jointly perform an annual risk assessment of our compensation programs for all employees to determine whether these programs encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation programs is evaluated on a number of criteria aimed at identifying any incentive programs that deviate from our risk management objectives. Based on this review in 2020, both the audit committee and the compensation committee concluded that we have the right combination of rewards and incentives to drive company performance, without encouraging unnecessary or excessive risk taking by our employees. Specifically, the audit and compensation committees identified the following components of our compensation programs that mitigate the likelihood of excessive risk taking to meet performance targets: equity incentive compensation in the form of restricted stock units; long term contracts and a financial buy-in requirement for restaurant management; a guaranteed base salary within our support center management personnel; minimums and maximums on profit sharing compensation within our support center management personnel; robust internal controls; operational focus on top line sales growth; and, a business model which focuses on a strong balance sheet, relatively low debt, prudent growth, and sustainable long-term profitability.

The Board’s oversight roles, including the roles of the audit committee and the compensation committee, allow the Board to effectively administer risk management policies while also effectively and efficiently addressing Company objectives.  The Board expects to continue to involve Company management in its deliberations and decision-making in order to administer risk management policies effectively.

Strategic Planning and Strategic Initiatives. The Board also plays an instrumental oversight role in the strategic planning and initiatives of the Company. As a part of this role, the Board reviews annually the Company’s strategy with management to ensure that the Company and the Board are aligned on the long-term goals and strategic initiatives of the Company. Additionally, the Board conducts periodic review of the manner in which the Company is allocating its capital to ensure that the Board and the management of the Company are in agreement on how the Company is managing its asset portfolio. Finally, the Board provides direct oversight over certain other strategic initiatives or transactions implemented by the Company, including franchise acquisitions, retail or other business development initiatives, and the Company’s share repurchase activities (as applicable).

Corporate Sustainability. Both the Board and the Company take great pride in our environmental, social, and governance efforts – specifically our corporate sustainability program and our appreciation for and commitment to our employees and for the community. Our commitment is evident from our long history of dedication to corporate citizenship, diversity, and the manner in which we often consider sustainability as part of our decision-making process. In furtherance of the foregoing, the Board reviews the Company’s corporate sustainability initiatives as a part of their oversight role of the Company’s business strategy and risk management. In particular, the Board receives periodic updates, at least annually, of our corporate sustainability initiatives from management. Additionally, the Company includes an update on some of these initiatives in the Company’s Annual Report.

Committees of the Board

The Board has three standing committees:

(i)the audit committee;

(ii)the compensation committee; and

(iii)the nominating and corporate governance committee.

The Board has adopted a written charter for each of these committees, which sets out the functions and responsibilities of each committee. The charters of these committees are available in their entirety on our website at www.texasroadhouse.com. Please note, however, that the information contained on the website is not incorporated by reference in, nor considered to be a part of, this proxy statement.

The Board has also designated one of its members as an International Liaison, which is elected annually by a majority of the Board. Mr. Moore currently serves as the Board’s International Liaison. The duties and responsibilities of International Liaison are delineated in our Corporate Governance Guidelines but include, without limitation, (i) overseeing the Company’s efforts in international expansion and reporting to the Board on those efforts, (ii) traveling with certain members of management to proposed international locations and markets (as needed) and to meet proposed international business partners where appropriate, (iii) meeting with the Company’s compliance team regarding the required anti-bribery and corruption due diligence review on any proposed international business partner, and (iv) reviewing on behalf of the Board all new proposed international development or franchise agreements.

Audit Committee.  As described in its charter, the primary purpose of the audit committee is to assist the Board in fulfilling its oversight responsibility relating to:

(i)	the integrity of the Company’s consolidated financial statements;

(ii)	the Company’s compliance with legal and regulatory requirements;

(iii)	the independence and performance of the Company’s internal and external auditors; and

(iv)	the Company’s internal controls and financial reporting practices.

The audit committee is also directly responsible for the following: (a) pre-approving all audit and permitted non-audit related services provided by our independent auditors, (b) the appointment, compensation, retention, and oversight of the Company’s independent auditors, and (c) periodically evaluating whether the Company should rotate the independent auditors utilized by the Company. In connection with the audit committee’s appointment of the Company’s independent auditors, the audit committee evaluates the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicits the input of key management employees during its evaluation. The audit committee reviews all of the Company’s earnings press releases and Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the Securities and Exchange Commission (the “SEC”). The audit committee is also responsible for producing an annual report on its activities for inclusion in this proxy statement. All of the members of the audit committee are “independent,” as that term is defined in the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC. The audit committee is currently comprised of Messrs. Crawford, Moore, Warfield, and Zarley. Mr. Moore currently chairs the audit committee. The Board evaluated the credentials of and designated Messrs. Moore and Warfield as audit committee financial experts. The audit committee met 16 times during fiscal year 2020, which were comprised of six regular meetings of the audit committee, two meetings per quarter relating to the audit committee’s review of the Company’s filings with the SEC, and two special meetings to discuss emerging events which occurred between regularly scheduled meetings.

Compensation Committee.  As described in its charter, the compensation committee:

(i)	assists the Board in fulfilling its responsibilities relating to the design, administration and oversight of employee compensation programs and benefit plans of the Company’s executive officers;

(ii)	discharges the Board’s duties relating to the compensation of the Company’s executive officers and non-employee directors; and

(iii)	reviews the performance of the Company’s executive officers.

The compensation committee is also responsible for reviewing and discussing with management the “Compensation Discussion and Analysis” in this proxy statement and recommending its inclusion in this proxy statement to the Board. All of the members of the compensation committee are “independent” under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The current members of the compensation committee are Ms. Widmer and Messrs. Crawford, Moore, Warfield, and Zarley. Mr. Zarley currently chairs the compensation committee. The compensation committee met eight times during fiscal year 2020.

Nominating and Corporate Governance Committee.  As described in its charter, the nominating and corporate governance committee assists the Board in:

(i)	identifying potential candidates for consideration in the event of vacancy on the Board and/or the Board determines that a new director is necessary and screen individuals qualified to become members of the Board consistent with the nominating and corporate governance committee’s screening guidelines and criteria;

(ii)	if a vacancy on the Board occurs, making recommendations to the Board regarding the selection and approval of the candidate to fill such vacancy either by election by the Company’s shareholders or appointment by the Board;

(iii)	reviewing the qualifications and independence of, approving the nominations of, and recommending to the Board those persons to be nominated for membership on the Board and presented for shareholder approval at the annual meeting; and

(iv)	developing and recommending to the Board a set of corporate governance principles.

The nominating and corporate governance committee routinely evaluates the size and composition of the Board and the variety of professional expertise represented by the Board members in relation to the Company’s business. To assist in this process, the nominating and corporate governance committee has identified certain interpersonal skills and professional skills desirable for some and/or all of the directors on the Board. The interpersonal skills are personal attributes that each director should possess and include ethics and integrity, leadership skills, negotiation skills, and crisis management skills.  The professional skills are an assessment of governance and industry based skill areas which should be held collectively by the Board but not necessarily by each director and contain skills relating to (i) financial, risk, and compliance skills, (ii) governance and management skills, and (iii) sector and industry specific skills. All of the members of the nominating and corporate governance committee are “independent” under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The current members of the nominating and corporate governance committee are Ms. Widmer and Messrs. Crawford, Moore, Warfield, and Zarley. Mr. Warfield currently chairs the nominating and corporate governance committee, while Mr. Moore previously chaired the nominating and corporate governance committee until transitioning the position to Mr. Warfield in August 2020. The nominating and corporate governance committee met five times during fiscal year 2020.

Policy Regarding Consideration of Candidates for Director

Shareholder recommendations for Board membership should include, at a minimum, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five years’ employment and business experience, a description of current or previous service as director of any corporation or organization, other relevant biographical information, and the nominee’s consent to service on the Board. A shareholder nominee will be requested to complete a detailed questionnaire in the form that current non-employee directors and executive officers of the Company complete.

The nominating and corporate governance committee may consider such other factors as it may deem are in the best interest of the Company and its shareholders. The Board has adopted corporate governance guidelines which provide that, if and when the Board determines that it is necessary or desirable to add or replace a director, the nominating and corporate governance committee will seek diverse candidates, taking into account diversity in all respects (including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company’s business), when evaluating potential nominees. The manner in which the nominating and corporate governance committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a shareholder of the Company.

The Company currently retains a corporate recruiter to assist in identifying candidates for open positions at the Company. Upon request, this recruiter also assists in identifying and evaluating candidates for director, but the Company does not pay an additional fee for this service.

On June 25, 2020, the nominating and corporate governance committee recommended to the Board that the number of directors be increased by one and that Mr. Crawford be appointed to the Board as an independent director; the Board approved this recommendation.  Mr. Crawford was referred to the nominating and corporate governance committee by our corporate recruiter. Following his initial referral for service as a director, Mr. Crawford met extensively with management of the Company and our existing members of the Board prior to the nominating and corporate governance committee’s decision to recommend his appointment.  Mr. Crawford was nominated as a non-employee director because of his chief executive experience, his hospitality and international experience, and his strategic planning experience.

Compensation of Directors

As further discussed in the “Compensation Discussion and Analysis,” the compensation committee engaged Willis Towers Watson as an independent compensation consultant in 2017 to advise the compensation committee on the compensation for our executive officers and non-employee directors. In order to supplement this analysis from our compensation consultant, the compensation committee has subsequently used Equilar (the Company’s external executive and director compensation database aggregator) to establish the compensation for our non-employee directors, most recently in establishing the fixed dollar amount on service based restricted stock units granted to our non-employee directors more particularly described below. Similar to our compensation philosophy for our executive officers, we believe that issuing service based restricted stock units to our non-employee directors aligns their interests with those of our shareholders. Specifically, since the bulk of each non-employee director’s compensation lies in the value of the service based restricted stock units granted, the non-employee directors are motivated to continually improve the Company’s performance in the hope that the performance will be reflected by the stock price on the vesting date of their service based restricted stock units. Moreover, we believe that the service based restricted stock unit awards drive director alignment with maximizing shareholder value because the value of the service based restricted stock units varies in response to investor sentiment regarding overall Company performance at the time of vesting.

As described more fully below, the following table summarizes the total compensation earned for fiscal year 2020 for each of the non-employee directors.

2020 Director Compensation Table

		Grant Date
	Fees Earned	Fair Value of
	or Paid in	Stock Awards
Name	Cash ($)(1)	($)(2)	Total ($)
Michael A. Crawford	0	106,365(3)	106,365
Gregory N. Moore	43,250(4)	184,734	227,984
Curtis A. Warfield	13,250(5)	184,734	197,984
Kathleen M. Widmer	9,750	184,734	194,484
James R. Zarley	15,250(6)	184,734	199,984

(1)	On April 6, 2020, each non-employee director of the Board agreed to forgo 100% of their cash compensation relating to their respective service on the Board and any Board committees for the period commencing April 1, 2020 and continuing thereafter for the remainder of the 2020 fiscal year. Additionally, upon Mr. Crawford’s appointment to the Board on June 25, 2020, he similarly agreed to forgo 100% of his cash compensation relating to his service on the Board and any Board committees for the remainder of the 2020 fiscal year.

(2)	In November 2019, the compensation committee and the Board elected to restructure the equity component for each non-employee director’s total compensation. Accordingly, the compensation committee and the Board agreed that with respect to each non-employee director’s 2020 fiscal year service, each shall receive an annual grant of service based restricted stock units equal to $185,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient rounded up or down to the nearest 100 shares.

For the service based restricted stock units described in this footnote (2), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $55.98 for the grants to the non-employee directors on January 8, 2020. Using the formula described in the immediately foregoing paragraph of this footnote (2), each non-employee director (other than Mr. Crawford) was granted 3,300 service based restricted stock units for their respective 2020 fiscal year service.  The amounts listed above represent the grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) of restricted stock units granted under the Company’s 2013 Long-Term Incentive Plan. Detailed information under ASC 718 is set forth in Note 15 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended

December 29, 2020. No other equity awards were granted to the non-employee directors during the period of time covered by this table nor were any outstanding at the end of the 2020 fiscal year. The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the non-employee directors will actually realize from the awards. Whether, and to what extent, a non-employee director realizes value will depend on fluctuation in the Company’s stock price and the non-employee director’s continued service on the Board.

Additionally, in January 2018, the compensation committee agreed that beginning with the 2018 fiscal year, the total compensation for any non-employee director may not exceed $500,000, which amount shall be calculated by adding (i) the total cash compensation to be paid for services rendered by a non-employee director in any given fiscal year to (ii) the grant date value of any equity granted to such non-employee director in that fiscal year.

(3)	Upon Mr. Crawford’s appointment to the Board on June 25, 2020, he was granted 1,900 service based restricted stock units, which represents the prorated amount of service based restricted stock units granted to the other non-employee directors on January 8, 2020 as described in footnote (2) above.

(4)	As described above, each non-employee director waived 100% of their cash compensation for service on the Board and any Board committees for the period commencing April 1, 2020 and continuing thereafter for the remainder of the 2020 fiscal year. This amount includes the paid portion of the $20,000 annual fee for serving as the Lead Independent director, the $20,000 annual fee for serving as the chairperson of the audit committee, the $70,000 annual fee for serving as the International Liaison, and the prorated $8,000 annual fee for his partial service as the chairperson of the nominating and corporate governance committee.

(5)	As described above, each non-employee director waived 100% of their cash compensation for service on the Board and any Board committees for the period commencing April 1, 2020 and continuing thereafter for the remainder of the 2020 fiscal year. In August 2020, Mr. Warfield was appointed the chairperson of the nominating and corporate governance committee. Since he had already elected to forgo his cash compensation, Mr. Warfield did not receive any portion of the prorated $8,000 annual fee for his partial service as the chairperson of the nominating and corporate governance committee.

(6)	As described above, each non-employee director waived 100% of their cash compensation for service on the Board and any Board committees for the period commencing April 1, 2020 and continuing thereafter for the remainder of the 2020 fiscal year. This amount includes the paid portion of the $10,000 annual fee for serving as the chairperson of the compensation committee.

Prior to each non-employees director’s election to forego their respective cash compensation described in footnote (1) above, the compensation committee established that all non-employee directors would have received the following cash compensation relating to their 2020 fiscal year service:

(i)	each non-employee director would have received a base fee of $25,000;

(ii)	the Lead Independent director would have received a fee of $20,000;

(iii)	the chairperson of the audit committee would have received a fee of $20,000;

(iv)	the chairperson of the compensation committee would have received a fee of $10,000;

(v)	the International Liaison would have received a fee of $70,000;

(vi)	the chairperson of the nominating and corporate governance committee would have received a fee of $8,000;

(vii)	each non-employee director would have received $2,000 for each Board meeting he or she attended in person and $500 for each Board meeting he or she participated in telephonically; and

(viii)	each non-employee director would have received $1,000 for each committee meeting he or she attended in person and $500 for each committee meeting he or she participated in telephonically.

Following his appointment as Chairman of the Board in March 2021 and commencing effective as of March 31, 2021, Mr. Moore will no longer receive a fee as the Lead Independent director but will be compensated at an annual rate of $45,000 for his service as Chairman of the Board.

Code of Conduct

The Board has approved and adopted a Code of Conduct that applies to all directors, officers and employees, including the Company’s principal executive officer and the principal financial officer. The Code of Conduct is available in its entirety on the Company’s website at www.texasroadhouse.com. The Company will post amendments to, or waivers from, its Code of Conduct, if any, that apply to the principal executive officer and the principal financial officer on its website.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the financial interests of the Company’s executive officers and non-employee directors with the interests of our shareholders. The guidelines provide that our Chief Executive Officer should own, at a minimum, the lesser of 100,000 shares or $2,500,000 in then-current market value, our President should own, at a minimum, the lesser of 40,000 shares or $1,000,000 in then-current market value, and our other executive officers and non-employee directors should own, at a minimum, the lesser of 10,000 shares or $500,000 in then-current market value. The executive officers and non-employee directors are expected to achieve the stock ownership levels under these guidelines within five years of assuming their respective positions and the Company evaluates the compliance with these stock ownership guidelines at the end of each fiscal year.

All executive officers and non-employee directors who have been in their role for five years are in compliance with these stock ownership guidelines. We anticipate that any people who are new to their roles within the last five years will, to the extent they are not currently in compliance, be in compliance with the guidelines within the required time frame.

Succession Planning

The Board and the Company recognize the importance of continuity of leadership to ensure a smooth transition for its employees, customers, and shareholders. In furtherance of the foregoing and as described in its charter, the nominating and corporate governance committee is responsible for periodically reporting to the Board the status of succession planning for senior management, including guidance regarding succession in the event of an emergency and/or retirement and the evaluation of potential successors to the executive officers and other key members of senior management. As a part of this process, both the Board and the nominating and corporate governance committee meet with certain members of management to review the top and emerging talent internally, their level of readiness, and development needs.

Mandatory Retirement Age for Board Service

In November 2019, the Board and the nominating and corporate governance committee determined that it is advisable and in the best interest of the Company to establish a mandatory retirement age for the non-employee directors on the Board. In furtherance of the foregoing, in no event shall any non-employee be elected, re-elected, and/or appointed to the Board if such non-employee is 75 years or older at the time of such election, re-election, and/or appointment; provided, however, any director who began serving on the Board prior to 2006 shall be permitted to be re-elected to the Board so long as he is not 80 years or older at the time of such re-election.

STOCK OWNERSHIP INFORMATION

The following table sets forth as of March 1, 2021 certain information with respect to the beneficial ownership of the Company’s common stock of (i) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), (ii) each non-employee director or nominee for director of the Company, (iii) all directors and current executive officers as a group, and (iv) each shareholder known by the Company to be the owner of 5% or more of the Company’s common stock.

	Common Stock(1)
	Common
	Stock
Name	Ownership	Percent
Directors, Nominees and Named Executive Officers:
W. Kent Taylor(2)	3,106,295	4.46%
Michael A. Crawford	1,900	*
S. Chris Jacobsen	17,781	*
Gregory N. Moore	76,850	*
Gerald L. Morgan	64,269	*
Tonya R. Robinson	11,476	*
Doug W. Thompson	50,694	*
Curtis A. Warfield	6,875	*
Kathleen M. Widmer	13,220	*
James R. Zarley	126,943	*
Directors and All Executive Officers as a Group (10 Persons)	3,476,303	4.99%
Other 5% Beneficial Owners**
Blackrock, Inc.(3)		12.1%
55 East 52nd Street
New York, New York 10022
The Vanguard Group(4)		8.78%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Melvin Capital Management LP(5)		5.3%
535 Madison Avenue, 22nd Floor
New York, New York 10022

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of class.

**	This information is based on stock ownership reports on Schedule 13G filed by each of these shareholders with the SEC as of March 1, 2021.

(1)	Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. However, we do not consider shares of which beneficial ownership can be acquired within 60 days to be outstanding when we calculate the percentage ownership of any other person. As of March 1, 2021, no director or executive officer has the right to acquire any beneficial ownership within 60 days. “Common Stock Ownership” includes (a) stock held in joint tenancy, (b) stock owned as tenants in common, (c) stock owned or held by spouse or other members of the reporting person’s household, and (d) stock in which the reporting person either has or shares voting and/or investment power, even though the reporting person disclaims any beneficial interest in such stock.

(2)	Mr. Taylor passed away on March 18, 2021.

(3)	As reported on the Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 27, 2021, it has sole voting power with respect to 8,169,590 shares and sole dispositive power with respect to 8,426,459 shares.

(4)	As reported on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021, it has shared voting power with respect to 151,300 shares, sole dispositive power with respect to 5,897,691 shares, and shared dispositive power with respect to 204,821 shares.

(5)	As reported on the Schedule 13G/A filed by Melvin Capital Management LP with the SEC on February 16, 2021, it has shared voting power with respect to 3,700,000 shares and shared dispositive power with respect to 3,700,000 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during the fiscal year ended December 29, 2020, with the exception of a Form 4 for Ms. Robinson that was filed on August 3, 2020 reporting the sale of 3,084 shares on July 29, 2020 pursuant to a written non-discretionary Rule 10b5-1 plan.

EXECUTIVE COMPENSATION

2020 EXECUTIVE SUMMARY

The following is an executive summary of our compensation program for our 2020 fiscal year:

Compensation Philosophy

●
We believe that our approach to the compensation program for our Named Executive Officers provides our Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

Pay Objectives

●
Our primary objective in setting and evaluating the compensation for our Named Executive Officers is to promote the sustained profitability of the Company. Our compensation program is designed to achieve this objective in the following manner:

●
The creation of a more direct relationship between the compensation for our Named Executive Officers and shareholder value since a significant portion of our Named Executive Officer’s performance based restricted stock units and cash bonuses are based upon the achievement of defined performance goals to be established by the compensation committee.

●
The attraction and retention of top talent, while also encouraging our Named Executive Officers to keep their focus on both long-term business development and short-term financial growth.

●
The featuring of service based restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock.

●
The opportunity by the compensation committee to adjust a significant portion of the compensation for the Named Executive Officers through the annual grant of service based restricted stock units and/or performance based restricted stock units to more accurately reflect the overall performance of the Company.

Key Pay Components

●
The compensation packages for our Named Executive Officers are divided into the following three key components:

●
Base Salary: Designed to provide a secure base of compensation and serve to motivate and retain our Named Executive Officers.

●
Cash Bonus: Designed to reward our Named Executive Officers for the success of the Company as measured by growth in the Company’s earnings per diluted share and its overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success.

●
Restricted Stock Unit Grants: Designed to offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders.

●
The compensation packages for our Named Executive Officers include the following types of restricted stock units:

●
Service Based Restricted Stock Units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service;

●
“Retention” Restricted Stock Units, which vest upon the completion of the term of an individual Named Executive Officer’s agreement or such longer date as determined by the compensation committee; and

●
Performance Based Restricted Stock Units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service.

●
Our Board has adopted stock ownership guidelines to further align the financial interests of the Company’s executive officers with the interests of our shareholders. The guidelines provide that our Chief Executive Officer should own, at a minimum, the lesser of 100,000 shares or $2,500,000 in then-current market value, our President should own, at a minimum, the lesser of 40,000 shares or $1,000,000 in then-current market value, and our other executive officers should own, at a minimum, the lesser of 10,000 shares or $500,000 in then-current market value. The executive officers are expected to achieve these levels within five years of assuming their respective positions.

Setting Compensation

●
The compensation program for our Named Executive Officers is determined by the compensation committee.

●
The compensation committee evaluates the stock compensation for each Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole.

2021 Employment Agreements

●
As more particularly described below, the Named Executive Officers have recently entered into new 2021 Employment Agreements.

●
Under the 2021 Employment Agreements, the compensation committee has established the following compensation for our Named Executive Officers:

●
Base Salary: Each 2021 Employment Agreement establishes an annual base salary for the term of the respective 2021 Employment Agreements, with base salary increases being left to the discretion of the compensation committee.

●
Cash Bonus: Each 2021 Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the 2021 Employment Agreement.

●
Restricted Stock Units: Each 2021 Employment Agreement provides that the compensation committee may grant stock awards to the Named Executive Officers during the term of the respective 2021 Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers. While the Company previously granted retention grants for our Named Executive Officers under the 2018 Employment Agreements, the compensation committee did not make any similar retention grants for the Named Executive Officers under the 2021 Employment Agreements. The compensation committee will evaluate whether or not to award retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

Compensation Discussion and Analysis

The Company’s compensation committee reviews and establishes executive compensation in connection with each executive officer’s employment agreement. As one purpose of this discussion is to present the compensation committee’s overall program and philosophy for executive compensation, we have generally presented the discussion as of the end of the prior fiscal year and as of the beginning of the current fiscal year without taking into account the March 2021 death of Mr. Taylor.

We entered into new employment agreements with W. Kent Taylor, Doug W. Thompson, Tonya R. Robinson, and S. Chris Jacobsen, each a Named Executive Officer, on December 30, 2020, each of which has an effective date of January 8, 2021. As a part of Gerald L. Morgan’s appointment to President, we entered into a new employment agreement with Mr. Morgan, a Named Executive Officer, on December 17, 2020, which has an effective date of January 8, 2021. In connection with Mr. Morgan’s appointment to President, Mr. Taylor resigned as President while still remaining as Chairman and Chief Executive Officer of the Company. Additionally, on March 18, 2021 and consistent with the Board’s succession planning, Mr. Morgan was named Chief Executive Officer of the Corporation following Mr. Taylor’s death. Mr. Morgan remains the President of the Corporation following his appointment to Chief Executive Officer. As used herein, the employment agreements with Messrs. Taylor, Morgan, Jacobsen, and Thompson, and Ms. Robinson entered into during December 2020 (as applicable) shall be referred to collectively as the “2021 Employment Agreements” and with respect to any Named Executive Officer, as a “2021 Employment Agreement.” Each 2021 Employment Agreement establishes an initial three-year term which automatically renews for successive one-year terms thereafter unless either party elects not to renew by providing written notice to the other party at least 60 days before expiration.

Additionally, during fiscal year 2020, (i) each of Messrs. Taylor and Jacobsen were party to employment agreements dated December 26, 2017, each of which expired on January 7, 2021, (ii) Ms. Robinson was party to an employment agreement dated June 11, 2018, which expired on January 7, 2021, and (iii) Mr. Thompson was party to an employment agreement dated August 23, 2018, which expired on January 7, 2021. As used herein, the employment agreements with Messrs. Taylor, Jacobsen, and Thompson, and Ms. Robinson entered into during 2018 (as applicable) shall be referred to collectively as the “2018 Employment Agreements” and with respect to any Named Executive Officer, as a “2018 Employment Agreement.” The 2021 Employment Agreements supersede and replace the prior 2018 Employment Agreement with Messrs. Taylor, Thompson, and Jacobsen and Ms. Robinson, and the 2021 Employment Agreement with Mr. Morgan supersedes and replaces his prior regional market partner agreement. Under Mr. Morgan’s prior regional market partner agreement and as shown in the Summary Compensation Table below, Mr. Morgan received, without limitation, a base salary and a performance bonus equal to a certain percentage of the pre-tax income of the restaurants which were under the supervision of the market partners that he managed (which percentage varied based on whether the restaurant was a Company restaurant or a franchise restaurant).

To assist in setting compensation under the 2018 Employment Agreements and pursuant to the authority granted under its charter, the compensation committee engaged Willis Towers Watson as an independent compensation consultant in 2017 to advise the compensation committee on compensation for the executive officers and the non-employee directors, together with analysis and services related to such executive and director compensation. Specifically, the compensation committee asked the consultant to provide market data, review the design of the executive and director compensation packages, and provide guidance on cash and equity compensation for the Company’s executive officers and the non-employee directors. In order to supplement this analysis from our compensation consultant, the compensation committee has subsequently used Equilar (the Company’s external executive and director compensation database aggregator) to establish the compensation for our Named Executive Officers under their respective 2021 Employment Agreements. In connection with this process, the chairperson of the compensation committee and management of the Company agreed on a list of the following 12 peer companies to evaluate their executive compensation: BJ’s Restaurants, Inc., Bloomin Brands, Inc., Brinker International, Inc., Churchill Downs Incorporated, Cracker Barrel Old Country Store, Inc., Dave & Buster’s Entertainment, Inc., Dine Brands Global, Inc., Dunkin’ Brands Group, Inc., Papa John’s International, Inc., Red Robin Gourmet Burgers, Inc., The Cheesecake Factory Incorporated, and The Wendy’s Company. While the compensation committee and management of the Company do not utilize specific market targets when establishing compensation for the Company’s executive officers, the chairperson of the compensation committee and management of the Company used the executive compensation from such peer companies as a part of the overall discussion when establishing executive compensation for the Company’s executive officers. Both Willis Towers Watson and Equilar do not currently provide any other services to the Company, and the compensation committee has determined that both Willis Towers Watson and Equilar have sufficient independence from us and our executive officers to allow them to offer objective information and/or advice.

Each 2018 Employment Agreement establishes a base salary throughout the term of the agreement, and a cash incentive bonus amount based on the achievement of defined goals to be established by the compensation committee. In addition to cash compensation, the 2018 Employment Agreements also provide the compensation committee with an opportunity to make annual stock awards to the Named Executive Officers, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers. The types of stock awards contemplated by the 2018 Employment Agreements are (i) service based restricted stock units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service, (ii) “retention” restricted stock units, which vest upon the completion of the term of an individual Named Executive Officer’s agreement or such later date as determined by the compensation committee, and (iii) performance based restricted stock units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service. As of the date of this proxy statement and as more particularly described below, each Named Executive Officer has received an annual grant of service based restricted stock units relating to their 2018 year service (which were granted in 2017 or 2018 [as applicable]), their 2019 year service (which were granted in 2019), and their 2020 year service (which were granted in 2020). Additionally, each of Messrs. Taylor, Thompson, and Jacobsen and Ms. Robinson have received grants of performance based restricted stock units relating to their 2018, 2019 and/or 2020 year service (as applicable). Moreover, each of Messrs. Thompson and Jacobsen, and Ms. Robinson have received “retention” grants of restricted stock units under their respective 2018 Employment Agreements, which vest upon the completion of the term of the agreement on the condition that the applicable Named Executive Officer is still serving the Company on the vesting date. Finally, Mr. Taylor’s 2018 Employment Agreement also provides for a long-term “retention” grant of restricted stock units, which vest on January 8, 2023 on the condition that Mr. Taylor is still serving the Company on the vesting date.

Additionally, each 2021 Employment Agreement establishes an annual base salary for the term of the respective 2021 Employment Agreement. During the term of the 2021 Employment Agreement, base salary increases are at the discretion of the compensation committee; provided, however, none of the Named Executive Officer’s base salary may be decreased during the term of the 2021 Employment Agreement except for decreases that are applied generally to the other Named Executive Officers in an amount no greater than 10% over the prior year. Each 2021 Employment Agreement also provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the 2021 Employment Agreement. In addition to cash compensation, each 2021 Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2021 Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers. As of the date of this proxy statement and as more particularly described below, each Named Executive Officer has received an annual grant of service based restricted stock units relating to their 2021 year service. Additionally, each Named Executive Officers has received grants of performance based restricted stock units relating to their 2021 year service. Finally, while the Company previously granted retention grants for our Named Executive Officers under the 2018 Employment Agreements, the compensation committee has not made any similar retention grants for the Named Executive Officers under the 2021 Employment Agreements. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

Under both the 2018 Employment Agreements and the 2021 Employment Agreements, each Named Executive Officer has agreed not to compete with us during the term of his or her employment and for a period of two years following his or her termination of employment; provided, however, under the 2018 Employment Agreement only, if the Named Executive Officer’s employment is terminated without cause following a change in control, then the Named Executive Officer has agreed not to compete with us through the date of the last payment of the Named Executive Officer’s severance payments.  Additionally, both the 2018 Employment Agreements and the 2021 Employment Agreements include certain confidentiality, non-solicitation, and non-disparagement provisions. Finally, the 2018 Employment Agreements contain a

“clawback” provision that enables the Company to seek reimbursement to the Company of any compensation paid to any Named Executive Officer which is required to be recovered by any law, governmental regulation or order, or stock exchange listing requirement.  The 2021 Employment Agreement contains a similar “clawback” provision setting forth that any compensation paid or payable to the 2021 Employment Agreement or any other agreement or arrangement with the Company shall be subject to recovery or reduction in future payments in lieu of recovery pursuant to any Company clawback policy in effect from time to time, whether adopted before or after the date of the 2021 Employment Agreement.

The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock. The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and performance based restricted stock units, with a significant portion of some of the Named Executive Officer’s compensation being tied to the grant of such performance based restricted stock units. By conditioning a significant portion of the Named Executive Officer’s performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Additionally, by only providing one year’s worth of restricted stock units to our Named Executive Officers in the 2018 Employment Agreements and by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under the 2021 Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

We believe that the overall design of the compensation packages, along with the culture and values of our Company, allows us to attract and retain top talent, while also keeping the Named Executive Officers focused on both long-term business development and short-term financial growth.

In deciding to continue and modify many of our existing executive compensation practices, our compensation committee considered that the holders of approximately 98% of the votes cast at our 2020 annual meeting on an advisory basis approved the compensation of our Named Executive Officers as disclosed in the proxy statement for the 2020 annual meeting. None of the Named Executive Officers, including Mr. Taylor, participated in the creation of their own compensation packages.

Elements of Compensation

Base Salary. Base salaries for our Named Executive Officers are designed to provide a secure base of compensation which will be effective in motivating and retaining key executives.

Each Named Executive Officer’s 2018 Employment Agreement establishes an annual salary for the years shown in the table below.

	2018	2019	2020
	(through	(through	(through
	January 7,	January 7,	January 7,
	2019)	2020)	2021)
	($)	($)	($)(i)
W. Kent Taylor	525,000	525,000	525,000
Chairman, Chief Executive Officer, Former President(ii)
Doug W. Thompson	450,000	450,000	450,000
Chief Operating Officer
Tonya R. Robinson	275,000	300,000	325,000
Chief Financial Officer
S. Chris Jacobsen	300,000	315,000	325,000
Chief Marketing Officer

(i)

As further shown in the Summary Compensation Table below, the Named Executive Officers did not realize the full amount of base salary described in the foregoing table with respect to their 2020 year service. On March 24, 2020 and in light of the COVID-19 pandemic, Mr. Taylor entered into that certain First Amendment to 2018 Employment Agreement whereby Mr. Taylor elected to forgo his base salary and incentive bonus from the pay period beginning March 18, 2020 and continuing through January 7, 2021. Additionally, on April 6, 2020, Messrs. Thompson and Jacobsen and Ms. Robinson entered into a First Amendment to the 2018 Employment Agreement, whereby (A) Mr. Thompson elected to forego his base salary and incentive bonus from the pay period beginning April 1, 2020 and continuing through January 7, 2021, and (B) Mr. Jacobsen and Ms. Robinson elected to forego their respective base salaries for the second quarter of fiscal year 2020 and their respective bonus from the pay period beginning April 1, 2020 and continuing through January 7, 2021.

(ii)

As more particularly described above, prior to Mr. Morgan’s appointment to President on December 17, 2020, Mr. Taylor served as President of the Company while continuing to serve as Chairman and Chief Executive Officer of the Company. The Board and the compensation committee did not decrease Mr. Taylor’s compensation following his resignation as President of the Company because he continued to serve as Chairman and Chief Executive Officer of the Company. As described in the Company’s 2020 proxy statement, Mr. Taylor did not receive an increase in his base salary upon his appointment to President to 2019.

Each Named Executive Officer’s 2021 Employment Agreement provides that the compensation committee will establish the annual base salary for the Named Executive Officers at the commencement of the term of their respective 2021 Employment Agreement. Pursuant to each Named Executive Officer’s 2021 Employment Agreement, the compensation committee established an annual base salary for each Named Executive Officer as shown in the table below. During the term of the respective 2021 Employment Agreement, base salary increases are at the discretion of the compensation committee.

2021
(starting January 8, 2021)
($)(1)
W. Kent Taylor	525,000
Chairman, Chief Executive Officer, Former President
Gerald L. Morgan(2)	350,000
President
Doug W. Thompson	450,000
Chief Operating Officer
Tonya R. Robinson	325,000
Chief Financial Officer
S. Chris Jacobsen	325,000
Chief Marketing Officer

(1)	After evaluating the impact that the on-going COVID-19 pandemic is having on the Company’s financial performance for the remainder of fiscal year 2021, the compensation committee elected to move forward with previously delayed increases in annual base salary for certain named executive officers in the following manner:

(i)	effective as of March 31, 2021, Mr. Thompson’s annual base salary was increased to $500,000;

(ii)	effective as of March 31, 2021, Ms. Robinson’s annual base salary was increased to $350,000; and

(iii)	effective as of March 31, 2021, Mr. Jacobsen’s annual base salary was increased to $350,000.

(2)

In consideration for Mr. Morgan’s increased duties and responsibilities following his appointment to Chief Executive Officer of the Company, effective as of March 31, 2021, the compensation committee increased Mr. Morgan’s base salary to $450,000.

Incentive Bonus. Incentive bonuses are designed to reward our Named Executive Officers for the success of the Company, as measured by growth in the Company’s earnings per diluted share (“EPS”) and overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success. It is our belief that a significant amount of each Named Executive Officer’s compensation should be tied to the performance of the Company.

Pursuant to the terms of the Texas Roadhouse, Inc. Cash Bonus Plan (the “Cash Bonus Plan”), the compensation committee may award an annual cash incentive to the Named Executive Officers, which is the grant of a right to receive a payment of cash that is subject to targets and maximums, and that is contingent on achievement of performance objectives during the Company’s fiscal year. These cash incentives are also subject to the terms and conditions of the 2018 Employment Agreements and the 2021 Employment Agreements (as applicable) and reflect each Named Executive Officer’s job responsibilities and individual contribution to the success of the Company.

Under the Cash Bonus Plan, the compensation committee established a two-pronged approach to tying the incentive compensation to the Company’s performance. Under this approach, 50% of the target incentive bonus is awarded based on whether the Company achieves an annual EPS growth target of 10% (the “EPS Performance Goal”). The other 50% is based on a profit sharing pool (the “Profit Sharing Pool”) comprised of 1.5% of the Company’s pre-tax profits (income before taxes minus income attributable to non-controlling interests, as reported in our audited consolidated financial statements), which pool is distributed among our Named Executive Officers and certain other members of the Company’s director-level management based on a pre-determined percentage interest in the pool and subject to certain pre-determined maximum amounts. After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each Named Executive Officer is entitled. Depending on the level of achievement of the EPS Performance Goal each year, 50% of the incentive bonus may be reduced to a minimum of $0 or increased to a maximum of two times the target amount. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target bonus amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the bonus payable would be 110% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the bonus payable would be 90% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. The remaining 50% of the Named Executive Officers’ incentive bonus will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company’s fiscal year. The annual profit sharing component allows the Named Executive Officers to participate in a profit sharing pool with other members of the Company’s director-level management team. By allowing this level of participation in the Company’s overall profits, the compensation committee encourages responsible growth and aligns the interests of the Named Executive Officers with those of other management employees of the Company. This portion of the incentive bonus may be reduced to a minimum of $0 if the Company ceases to be profitable or for other reasons that the compensation committee determines, and may be increased to a maximum of two times the target amount established for each individual participant. Both portions of the incentive bonus can be adjusted downward (but not upward) by the compensation committee in its discretion. Cash incentive bonuses with respect to fiscal year 2020 were paid at 6.58% of the total target amount for all or a portion of the fiscal year in which a Named Executive Officer served in such role, based on a decrease in actual EPS of 81.8% and an actual Profit Sharing Pool of $233,747 calculated on fiscal year 2020 pre-tax profit of $15,583,127.

The actual amounts earned by each Named Executive Officer for fiscal year 2020 are more fully described in “Executive Compensation.” The target bonus amount, along with the minimum and maximum bonus amounts, are set forth below:

Executive Incentive Compensation for Fiscal Year 2020

	Target	Minimum	Maximum
	Bonus	Bonus	Bonus
	($)(i)	($)	($)
W. Kent Taylor	525,000	0	1,050,000
Chairman, Chief Executive Officer, Former President
Doug W. Thompson	480,000	0	960,000
Chief Operating Officer
Tonya R. Robinson	200,000	0	400,000
Chief Financial Officer
S. Chris Jacobsen	200,000	0	400,000
Chief Marketing Officer

(i)

As further shown in the Summary Compensation Table below, the Named Executive Officers did not realize the full amount of bonus described in the foregoing table. On March 24, 2020 and in light of the COVID-19 pandemic, Mr. Taylor entered into a First Amendment to 2018 Employment Agreement whereby Mr. Taylor elected to forgo his base salary and incentive bonus from the pay period beginning March 18, 2020 and continuing through January 7, 2021. Additionally, on April 6, 2020, Messrs. Jacobsen and Thompson and Ms. Robinson entered into a First Amendment to the 2018 Employment Agreement, whereby (A) Mr. Thompson elected to forego his base salary and incentive bonus from the pay period beginning April 1, 2020 and continuing through January 7, 2021, and (B) Mr. Jacobsen and Ms. Robinson elected to forego their respective base salaries for the second quarter of fiscal year 2020 and their respective bonus from the pay period beginning April 1, 2020 and continuing through January 7, 2021. Due to such amendments to the employment agreements, each of the foregoing Named Executive Officers waived approximately 75% of their incentive bonus for the 2020 fiscal year.

Additionally, each 2021 Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus as set forth in the table below, with increases in the target bonus amount to be made at the discretion of the compensation committee. During the term of each respective 2021 Employment Agreement, the performance criteria and terms of bonus awards are at the discretion of the compensation committee as described above. Similar to the 2018 Employment Agreements and as further described above, depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the compensation committee of the Board.

Executive Incentive Compensation for Fiscal Year 2021

	Target	Minimum	Maximum
	Bonus	Bonus	Bonus
	($)(1)	($)	($)
W. Kent Taylor	525,000	0	1,050,000
Chairman, Chief Executive Officer, Former President
Gerald L. Morgan(2)	350,000	0	700,000
President
Doug W. Thompson	480,000	0	960,000
Chief Operating Officer
Tonya R. Robinson	200,000	0	400,000
Chief Financial Officer
S. Chris Jacobsen	200,000	0	400,000
Chief Marketing Officer

(1)	After evaluating the impact that the on-going COVID-19 pandemic is having on the Company’s financial performance for the remainder of fiscal year 2021, on March 31, 2021, the compensation committee elected to move forward with previously delayed increases in target bonus amounts for certain named executive officers in the following manner:

(i)	the target bonus for Mr. Thompson relating to the portion of his 2021 fiscal year service commencing on March 31, 2021 and continuing to and through December 28, 2021 is increased to $500,000 and a maximum bonus amount of $1,000,000;

(ii)	the target bonus for Ms. Robinson relating to the portion of her 2021 fiscal year service commencing on March 31, 2021 and continuing to and through December 28, 2021 is increased to $250,000 and a maximum bonus amount of $500,000; and

(iii)	the target bonus for Mr. Jacobsen relating to the portion of his 2021 fiscal year service commencing on March 31, 2021 and continuing to and through December 28, 2021 is increased to $225,000 and a maximum bonus amount of $450,000.

(2)In consideration for Mr. Morgan’s increased duties and responsibilities following his appointment to Chief Executive Officer of the Company, effective as of March 31, 2021, the compensation committee increased Mr. Morgan’s target bonus amount to $450,000 and a maximum bonus amount of $900,000 for the portion of his 2021 fiscal year service commencing on March 31, 2021 and continuing to and through December 28, 2021.

Stock Awards. We make equity awards in the form of restricted stock units, which represent the conditional right to receive one share of our common stock upon satisfaction of the vesting requirements. Restricted stock units offer the Named Executive Officers a financial interest in the Company and align their interests with those of our shareholders. We also believe that the market price of our publicly traded common stock represents the most appropriate metric for determining the value of the equity portion of our Named Executive Officers’ compensation packages. The overall compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock. The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and/or performance based restricted stock units, with a significant portion of some of the Named Executive Officer’s compensation being tied to the grant of such performance based restricted stock units. We believe that the service based restricted stock awards are inherently performance based since their value varies in response to investor sentiment regarding overall Company performance at the time of vesting. Moreover, by only providing one year’s worth of restricted stock units to our Named Executive Officers in the 2018 Employment Agreements and by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under the 2021 Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or restricted stock units based on the achievement of defined goals to be established by the compensation committee for any and/or all of our Named Executive Officer. Additionally, each 2018 Employment Agreement for Messrs. Thompson and Jacobsen, and Ms. Robinson provide for a “retention” grant of restricted stock units, which vest upon completion of the term of their 2018 Employment Agreement on the condition that the applicable Named Executive Officer is still serving the Company on the vesting date, and Mr. Taylor’s 2018 Employment Agreement provides for a long-term “retention” grant of restricted stock units, which vest on January 8, 2023 on the condition that Mr. Taylor is still serving the Company on the vesting date. While the Company previously granted retention grants for our Named Executive Officers under the 2018 Employment Agreements, the 2021 Employment Agreements do not include any similar retention grants. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

In addition, the 2018 Employment Agreements for Messrs. Taylor, Thompson, and Jacobsen and Ms. Robinson contain bifurcated awards of service based restricted stock units and performance based restricted stock units for all or a portion of the term of their respective 2018 Employment Agreements, while the 2021 Employment Agreements for Messrs. Taylor, Morgan, Thompson, and Jacobsen and Ms. Robinson permit the compensation committee to grant in its discretion any combination of service based restricted stock units and/or performance based restricted stock units for any portion of the term of the 2021 Employment Agreements. For the performance based awards that have or may be granted to the Named Executive Officers, the compensation committee has established a two-pronged approach which mirrors the approach used for annual cash incentive bonuses. Under this approach, a percentage of the target equity award is based on whether the Company achieves the annual EPS Performance Goal, and a percentage is based on the Profit Sharing Pool comprised of 1.5% of the Company’s pre-tax profits (income before taxes minus income attributable to non-controlling interests, as reported in our audited financial statements). After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each officer is entitled. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the number of shares awarded would be 110% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the award would be 90% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. The remaining percentage of the Named Executive Officers’ equity award will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company’s fiscal year. Both portions of the performance based equity award may be reduced to a minimum of $0 or increased to a maximum of two times the target amount for each individual participant. Both portions of the performance based equity award can also be adjusted downward (but not upward) by the compensation committee in its discretion. Performance based equity awards with respect to fiscal year 2020 were paid at 6.58% of the total target amount for all or a portion of the fiscal year in which a Named Executive Officer served in such role, based on a decrease in actual EPS of 81.8% and an actual Profit Sharing Pool of $233,747 calculated on fiscal year 2020 pre-tax profit of $15,583,127.  For discussion of the percentages assigned by the compensation committee to each component of the performance based equity awards for Messrs. Taylor, Morgan, Thompson, and Jacobsen, and Ms. Robinson (as applicable), refer to the associated tables below.

The total number of service based restricted stock units and/or performance based restricted stock units granted to each Named Executive Officer reflects each Named Executive Officer’s job responsibilities and individual contribution to the success of the Company.

Service Based Restricted Stock Units.  Except as noted below, the number of service based restricted stock units granted under the 2018 Employment Agreements are shown in the table below and are subject to the Named Executive Officer still serving the Company on the vesting date.

	Service Based	Service Based	Service Based	Service Based	Service Based	Service Based	Total
	Restricted Stock	Restricted Stock	Restricted Stock	Restricted Stock	Restricted Stock	Restricted Stock	Service Based
	Units vesting on	Units vesting on	Units vesting on	Units vesting on	Units vesting on	Units vesting on	Restricted Stock
	January 8, 2019	June 11, 2019	August 27, 2019	January 8, 2020	January 8, 2021	January 8, 2023	Units granted
	pursuant to	pursuant to	pursuant to	pursuant to 2018	pursuant to	pursuant to	pursuant to
	2018 Employment	2018 Employment	2018 Employment	Employment	2018 Employment	2018 Employment	2018 Employment
	Agreements	Agreements	Agreements	Agreements	Agreements(1)	Agreements(2)	Agreements
W. Kent Taylor	10,000	—	—	10,000	10,000	75,000	105,000
Chairman, Chief Executive Officer, Former President
Doug W. Thompson	—	—	2,000	10,000	22,500	—	34,500
Chief Operating Officer
Tonya R. Robinson	—	7,000	—	10,000	20,000	—	37,000
Chief Financial Officer
S. Chris Jacobsen	—(3)	—	—	5,000	15,000	—	20,000
Chief Marketing Officer

(1)

With respect to Messrs. Thompson and Jacobsen and Ms. Robinson, this number includes a retention grant of restricted stock units which will vest on January 8, 2021, provided the applicable Named Executive Officer is still serving the Company on the vesting date.

(2)	With respect to Mr. Taylor, this number represents a retention grant of restricted stock units which will vest on January 8, 2023, provided Mr. Taylor is still serving the Company on the vesting date.
(3)

With respect to Mr. Jacobsen, because Mr. Jacobsen’s prior employment agreement included a grant of restricted stock units relating to his 2018 year service, his 2018 Employment Agreement did not include an initial grant of restricted stock units; provided, however, for his 2018 year service, Mr. Jacobsen received a grant of 10,000 service based restricted stock units, together with a retention grant of 5,000 restricted stock units, previously granted under his prior employment agreement.

As described above, each 2021 Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2021 Employment Agreements. In connection with the same, the compensation committee granted service based restricted stock units under the 2021 Employment Agreements as shown in the table below and are subject to the Named Executive Officer still serving the Company on the vesting date.

	Service Based	Total
	Restricted Stock	Service Based
	Units vesting on	Restricted Stock
	January 8, 2022	Units granted
	pursuant to	pursuant to
	2021 Employment	2021 Employment
	Agreements	Agreements
W. Kent Taylor	10,000	10,000
Chairman, Chief Executive Officer, Former President
Gerald L. Morgan	10,000(1)	1000
President
Doug W. Thompson	10,000	10,000
Chief Operating Officer
Tonya R. Robinson	10,000	10,000
Chief Financial Officer
S. Chris Jacobsen	7,000	7,000
Chief Marketing Officer

(1)	The 10,000 service based restricted stock units granted to Mr. Morgan for fiscal year 2021 are comprised of (i) 5,000 service based restricted stock units granted to Mr. Morgan on January 8, 2021, and (ii) 5,000 service based restricted stock units granted to Mr. Morgan on March 31, 2021.

Performance Based Restricted Stock Units.  The number of performance based restricted stock units granted to Messrs. Taylor, Thompson, and Jacobsen and Ms. Robinson for the 2020 fiscal year under their 2018 Employment Agreement, and the number of shares of common stock which actually vested based on the Company’s performance, are shown in the table below:

	Target Number of	Minimum Number	Maximum Number
	Performance Based	of Performance	of Performance	Actual Number of
	Restricted Stock	Based Restricted	Based Restricted	Shares Issued for
	Units Granted for	Stock Units	Stock Units	2020 following
	2020 pursuant to	pursuant to	pursuant to	Certification of
	2018 Employment	2018 Employment	2018 Employment	2020 Performance
	Agreements	Agreements	Agreements	Goals(1)
W. Kent Taylor	50,000	0	100,000	3,290
Chairman, Chief Executive Officer, Former President
Doug W. Thompson	20,000	0	40,000	1,316
Chief Operating Officer
Tonya R. Robinson	2,000	0	4,000	132
Chief Financial Officer
S. Chris Jacobsen	7,000	0	14,000	461
Chief Marketing Officer

(1)

The shares underlying the performance based restricted stock units attributable to the 2020 fiscal year were issued on March 1, 2021. The compensation committee determined that 50% of the performance based restricted stock unit award for the 2020 fiscal year would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for the 2020 fiscal year would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.5% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period. The amendments to the 2018 Employment Agreements described above did not modify and/or impact the number of performance based restricted stock units issued during the 2020 fiscal year.

As described above, each 2021 Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2021 Employment Agreements. In connection with the same, the number of performance based restricted stock units granted by the compensation committee in 2021 to Messrs. Taylor, Morgan, Thompson, and Jacobsen, and Ms. Robinson under their respective 2021 Employment Agreements for the 2021 fiscal year is shown in the table below. Unless set forth below, such performance based restricted stock units were granted to each respective executive officer on January 8, 2021. The actual number of shares that will be issued to each of Messrs. Taylor, Morgan, Thompson, and Jacobsen, and Ms. Robinson for fiscal year 2021 based on achievement of the performance goals assigned to these grants by the compensation committee will not be calculated until the first quarter of 2022.

	Target Number of
	Performance		Maximum
	Based Restricted	Minimum Number	Number of
	Stock	of Performance	Performance
	Units vesting on	Based Restricted	Based Restricted
	January 8, 2022	Stock	Stock
	pursuant to	Units pursuant to	Units pursuant to
	2021 Employment	2021 Employment	2021 Employment
	Agreements(1)	Agreements	Agreements
W. Kent Taylor	50,000	0	100,000
Gerald L. Morgan	15,000(2)	0	30,000
Doug W. Thompson	20,000	0	40,000
Tonya R. Robinson	2,500(3)	0	5,000
S. Chris Jacobsen	5,000	0	10,000

(1)	The compensation committee determined that 50% of the performance based restricted stock unit award for 2021 would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for 2021 would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.5% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period. The performance based restricted stock unit award for Messrs. Taylor, Morgan, Thompson, and Jacobsen and Ms. Robinson with respect to fiscal year 2021 will be certified in the first quarter of 2022.

(2)	The 15,000 performance based restricted stock units granted to Mr. Morgan for fiscal year 2021 are comprised of (i) 2,500 performance based restricted stock units granted to Mr. Morgan on January 8, 2021, and (ii) 12,500 performance based restricted stock units granted to Mr. Morgan on March 31, 2021.

(3)	The 2,500 performance based restricted stock units granted to Ms. Robinson for fiscal year 2021 are comprised of (i) 2,000 performance based restricted stock units granted to Ms. Robinson on January 8, 2021, and (ii) 500 performance based restricted stock units granted to Ms. Robinson on March 31, 2021.

Separation and Change in Control Arrangements

2018 Employment Agreements. Except in the event of a change in control, the 2018 Employment Agreement with Mr. Taylor provides that no severance would be paid to him upon termination of employment, but he would be entitled to receive a gift of a crisp $100 bill if his employment were to be terminated by the Company without cause before the end of the term. The 2018 Employment Agreement for each of Messrs. Thompson and Jacobsen, and Ms. Robinson provides that, except in the event of a change in control, if the Company terminates their employment without cause before the end of the term and the applicable Named Executive Officer signs a release of all claims against the Company, then the Company will pay a severance payment equal to any bonus for a year already ended (even if not yet paid at termination), plus the Named Executive Officer’s base salary for a period of 180 days, and payment of a fixed sum ($225,000 for Mr. Thompson, $100,000 for Mr. Jacobsen, and $100,000 for Ms. Robinson). Similar payments are due to the Named Executive Officers under the 2018 Employment Agreements if employment was or is terminated by reason of death or disability before the end of the term. The Company provides these severance payments to allow for a period of transition and in exchange for a full release of claims against the Company. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the Named Executive Officers in periodic installments in accordance with our normal payroll practices. The fixed sum is paid in a single lump sum, and any bonus component of the severance payments for a performance period that ended before termination is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

The 2018 Employment Agreements also provide that if the Named Executive Officer’s employment is terminated other than for cause following a change in control, or if the Named Executive Officer resigns for good reason following a change in control because he or she is required to relocate, and the Company’s successor does not agree to be bound by the agreement, or the Named Executive Officer’s responsibilities, pay or total benefits are reduced, then in such an event each such Named Executive Officer will receive severance payments in an amount equal to the Named Executive Officer’s base salary and incentive bonus through the end of the term of the agreement but not less than one year. In addition, the Named Executive Officer’s unvested stock awards, if any, will become vested as of the date of termination. Moreover, with respect to each of the Named Executive Officers under their respective 2018 Employment Agreements, if his or her employment is terminated under such circumstances and the Named Executive Officer has not yet been granted service based restricted stock units or performance based restricted stock units, as applicable under the respective Named Executive Officer’s 2018 Employment Agreements, for either or both of the second and third years of his or her employment agreement, the Named Executive Officer will be issued the target number of service based restricted stock units and/or performance based restricted stock units (as applicable) set forth above for each of these years. The payments and acceleration of vesting of the stock awards are contingent upon the Named Executive Officer signing a full release of claims against the Company. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the Named Executive Officers in periodic installments in accordance with our normal payroll practices or in a lump sum at the discretion of the compensation committee and in compliance with Section 409A of the Internal Revenue Code. The bonus component of the severance payments to the Named Executive Officers is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

According to the terms of the 2018 Employment Agreements, a change in control means that one of the following events has taken place: (1) the shareholders of the Company approve (a) a merger or statutory plan of exchange involving the Company (the “Merger”) in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock, $0.001 par value (“Common Stock”) would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Common Stock immediately prior to the Merger have substantially the same proportionate ownership of common stock of the surviving corporation after the Merger, or (b) a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution; (2) during any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; (3) a tender or exchange offer (other than one made by (a) the Company, or (b) Mr. Taylor or any corporation, limited liability company, partnership, or other entity in which Mr. Taylor owns a direct or indirect ownership of 50% or more, or controls 50% or more of the voting power [collectively, the “Taylor Parties”]) is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended [the “Exchange Act”]), directly or indirectly, of securities representing in excess of the greater of at least 20% of the voting power of outstanding securities of the Company or the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties; or (4) any person other than a Taylor Party becomes the beneficial owner of securities representing in excess of the greater of 20% of the aggregate voting power of the outstanding securities of the Company as disclosed in a report on Schedule 13D of the Exchange Act or the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties. No change of control will be deemed to have occurred for purposes of an individual 2018 Employment Agreement by virtue of any transaction which results in the affected Named Executive Officer, or a group of persons which includes the affected Named Executive Officer, acquiring, directly or indirectly, securities representing 20% or more of the voting power of outstanding securities of the Company.

The estimated amounts that would have been payable to a Named Executive Officer under the 2018 Employment Agreements are more fully described in “Termination, Change of Control and Change of Responsibility Payments.”

2021 Employment Agreements. The 2021 Employment Agreements generally provide that if a Named Executive Officer’s employment is terminated during the term of the 2021 Employment Agreement for a Qualifying Reason (as defined below), the Company will pay the Named Executive Officer three months of base salary (except for Mr. Taylor, who will receive a crisp $100 bill), unless the termination occurs within 12 months following a Change in Control (as defined below), in which case the applicable Named Executive Officer’s current base salary remaining for the then existing term of his or her respective 2021 Employment Agreement will be paid. In addition, if any Named Executive Officer’s termination occurs for a Qualifying Reason within 12 months following a Change in Control, the applicable Named Executive Officer shall be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination. For purposes of the 2021 Employment Agreements, termination for a “Qualifying Reason” is generally defined to be attributable to one of the following: (i) the result of the applicable Named Executive Officer having submitted to the Company the Named Executive Officer’s resignation in accordance with a request by the Board or the Chief Executive Officer, provided that such request is not based on the Company’s finding that Cause (as defined below) for termination exists, (ii) a termination by the Named Executive Officer for Good Reason (as defined below) within 12 months of a Change in Control, or (iii) a termination by the Company for any reason other than Cause or as a result of death or disability which entitles the Named Executive Officer to benefits under the Company’s long-term disability plan. Under the 2021 Employment Agreements, a termination by a Named Executive Officer (a separation, including a voluntary retirement, initiated by a Named Executive Office other than per a request described above), other than for Good Reason within 12 months following a Change in Control, shall not be a Qualifying Reason. Additionally, termination for “Cause” means a termination by the Company for one or more of the following reasons: (a) a Named Executive Officer’s conviction of, or being charged with having committed, a felony; (b) a Named Executive Officer’s acts of dishonesty or moral turpitude that are detrimental to the business of the Company; (c) a Named Executive Officer’s acts or omissions that such Named Executive Officer knew or should have reasonably known were likely to damage the business of the Company; (d) a Named Executive Officer’s failure to obey the reasonable and lawful directions of the Company, including, without limitation, the Company’s policies and procedures (including the Company’s policies prohibiting discrimination, harassment, and retaliation), and the Texas Roadhouse, Inc. Code of Conduct; (e) a Named Executive Officer’s failure to perform such Named Executive Officer’s obligations under his or her 2021 Employment Agreement; (f) a Named Executive Officer’s willful breach of any agreement or covenant contained within his or her 2021 Employment Agreement or any fiduciary duty owed to the Company; and/or (g) a Named Executive Officer’s unsatisfactory performance of such Named Executive Officer’s duties after: (A) he or she has received written notice of the general nature of the unsatisfactory performance, and (B) he or she has failed to cure the unsatisfactory performance within 30 days thereafter to the satisfaction of the Company.

As used in the 2021 Employment Agreements, a “Change in Control” means that one of the following events has taken place: (i) consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; (ii) consummation of a sale or disposition of all or substantially all of the assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately before such sale or disposition); or (iii) any Person becomes the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act) of securities representing in excess of 50% of the aggregate voting power of the outstanding securities of the Company as required to be disclosed in a report on Schedule 13D of the Exchange Act. The Board has the full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto. The 2021 Employment Agreements also provide for the reduction of Change in Control payments to the maximum amount that could be paid to the Named Executive Officers without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code. Additionally, as used in the 2021 Employment Agreements, “Good Reason” given by a Named Executive Officer in a notice of termination must be based on: (a) the assignment to such Named Executive Officer of a different title or job responsibilities that result in a substantial decrease in the level of responsibility from those in effect immediately before the Change in Control; (b) a reduction by the Company or the surviving company in such Named Executive Officer’s base pay as in effect immediately before the Change in Control; (c) a significant reduction by the Company or the surviving company in total benefits available to such Named Executive Officer under cash incentive, stock incentive and other employee benefit plans after the Change in Control compared to the total package of such benefits as in effect before the Change in Control; (d) the requirement by the Company or the surviving company that such Named Executive Officer be based more than 50 miles from where such Named Executive Officer’s office is located immediately before the Change in Control, except for required travel on company business to an extent substantially consistent with the business travel obligations which such Named Executive Officer undertook on behalf of the Company before the Change in Control; or (e) the failure by the Company to obtain from any Successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company an agreement to assume obligations under the 2021 Employment Agreement.

While the individual 2021 Employment Agreements do not address the manner in which unvested stock awards, if any, will be handled upon the termination of a Named Executive Officer, the specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers upon the grant of service based restricted stock units and/or performance based restricted stock units provide that (A) if a Change in Control occurs prior to the vesting date of such restricted stock units and the Named Executive Officer is terminated by the Company without Cause, or (B) if the Named Executive Officer is terminated for Good Reason within 12 months following a Change in Control, then such unvested service based restricted stock units and/or performance based restricted stock units shall become vested as of the date of termination.

The Company provides these severance payments to allow for a period of transition and are generally contingent upon the Named Executive Officer’s execution of a full release of claims against the Company, and continued compliance with the non-competition, non-solicitation, confidentiality and other restrictive covenants. If the Named Executive Officer’s employment is terminated for any reason other than a Qualifying Reason (such as the officer’s death, disability or for Cause), then the Company will pay to the Named Executive Officer only the base salary accrued for the last period of actual employment and any accrued paid time off in accordance with policies of the Company in effect from time to time.  The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the Named Executive Officers in periodic installments in accordance with our normal payroll practices. The fixed sum is paid in a single lump sum, and any bonus component of the severance payments for a performance period that ended before termination is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

Hedging and Pledging Policies

The Company has a stock trading policy that, among other things, prohibits all of our employees (including our executive officers) and our directors from engaging in speculative trading in the Company’s shares, which prohibition includes any arrangement by which a shareholder or option holder changes his or her economic exposure to changes in the price of the stock. Prohibited arrangements include buying standardized put or call options, writing put or call options, selling stock short, buying or selling securities convertible into other securities, or merely engaging in a private arrangement where the value of the agreement varies in relation to the price of the underlying security. Such arrangements are prohibited because these transactions may give the appearance of improper trades and look disloyal. In addition, our stock trading policy strongly discourages employees (including our executive officers) and our directors from holding the Company’s securities in a margin account or otherwise pledging these securities as collateral for a loan. As of the date of this proxy statement, none of our Named Executive Officers and non-employee directors hold the Company’s securities in a margin account or have otherwise pledged them as collateral for a loan.

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 29, 2020.

All members of the compensation committee concur in this report.

James R. Zarley, Chair

Michael A. Crawford

Gregory N. Moore

Curtis A. Warfield

Kathleen M. Widmer

Summary Compensation Table

The following table sets forth the total compensation earned with respect to the fiscal years 2020, 2019, and 2018 for those persons serving as our chief executive officer and chief financial officer during fiscal year 2020, along with  such information for each of our three other most highly compensated executive officers during fiscal year 2020, as and if applicable.

				Grant Date	Non‑equity
				Fair Value of	Incentive Plan	All Other
Name and Principal			Bonus	Stock Awards	Compensation	Compensation	Total
Position	Year	Salary ($)	($)(1)	($)(2)(3)	($)	($)(4)	($)(3)
W. Kent Taylor	2020	121,154	—	3,358,800	7,213	133,772	3,620,939
Chairman, Chief	2019	525,000	—	3,711,600	654,181	8,961	4,899,742
Executive Officer, Former President	2018	525,000	—	—	829,316	8,782	1,363,098
Tonya R. Robinson	2020	245,482	200	671,760	3,290	—	920,732
Chief Financial	2019	298,077	200	1,237,200	249,212	1,161	1,785,850
Officer	2018	250,633	200	626,775	208,601	982	1,087,191
Gerald L. Morgan	2020	100,000	200	291,726	772,944	300	1,165,170
President
Doug W. Thompson	2020	122,960	200	1,679,400	7,896	7,800	1,818,256
Chief Operating	2019	450,000	200	2,629,050	598,108	8,961	3,686,319
Officer	2018	450,000	200	1,271,240	659,430	8,782	2,389,652
S. Chris Jacobsen	2020	242,981	200	671,760	3,290	6,658	924,889
Chief Marketing	2019	314,481	200	742,320	249,212	8,961	1,315,174
Officer	2018	300,000	200	—	315,930	8,782	624,912

(1)	This column represents holiday bonus awards paid to the Named Executive Officers for the fiscal years ended December 29, 2020, December 31, 2019, and December 25, 2018.

(2)

Reflects the grant date fair value computed in accordance with FASB ASC Topic 718 of performance based restricted stock units and service based restricted stock units granted pursuant to the Company’s long term incentive plan using the closing price of the Company’s common stock on the last trading day immediately preceding the grant date. These are not amounts paid to or received by the Named Executive Officers.

The Company cautions that the amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued service with the Company. Additional information on all outstanding stock awards is reflected in the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at Fiscal Year End Table.”

(3)

With respect to Mr. Taylor, (i) amounts for the 2020 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Taylor during the 2020 fiscal year relating to his 2020 year service, and (ii) amounts for the 2019 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Taylor during the 2019 fiscal year relating to his 2019 year service.

With respect to Ms. Robinson, (i) amounts for the 2020 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Robinson during the 2020 fiscal year relating to her 2020 year service, (ii) amounts for the 2019 fiscal year include (a) the service based restricted stock units granted to Ms. Robinson during the 2019 fiscal year relating to her 2019 year service, and (b) the “retention” restricted stock units granted to Ms. Robinson during the 2019 fiscal year, and (iii) amounts for the 2018 fiscal year include the service based restricted stock units granted to Ms. Robinson during the 2018 fiscal year relating to her 2018 year service.

With respect to Mr. Morgan, amounts for the 2020 fiscal year include the service based restricted stock units granted to Mr. Morgan during the 2020 fiscal year relating to his 2020 year service and granted prior to his appointment to President.

With respect to Mr. Thompson, (i) amounts for the 2020 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Thompson during the 2020 fiscal year relating to his 2020 year service, (ii) amounts for the 2019 fiscal year include (a) the performance based restricted stock units and service based restricted stock units granted to Mr. Thompson during the 2019 fiscal year relating to his 2019 year service, and (b) the “retention” restricted stock units granted to Mr. Thompson during the 2019 fiscal year, and (iii) amounts for the 2018 fiscal year include the service based restricted stock units granted to Mr. Thompson during the 2018 fiscal year relating to his 2018 year service.

With respect to Mr. Jacobsen, (i) amounts for the 2020 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Jacobsen during the 2020 fiscal year relating to his 2020 year service, and (ii) amounts for the 2019 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Jacobsen during the 2019 fiscal year relating to his 2019 year service.

(4)

We believe that the personal safety and security of our senior executives is of the utmost importance to the Company and its shareholders. In connection with the same, we may from time to time provide personal security services to certain executives. Security services include home security systems and monitoring and, in some cases, personal security services. For fiscal year 2020, the Company paid $130,155 toward Mr. Taylor’s personal security.

Grants of Plan-Based Awards in Fiscal Year 2020

The following table presents information with respect to grants of stock awards to the applicable Named Executive Officers during fiscal year 2020.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under
		Equity Incentive Plan Awards(1)
					All Other Stock	Grant Date
					Awards: Number	Fair Value of
					of Shares of Stock	Stock and
					or Units	Option Awards
Name	Grant Date	Minimum	Target	Maximum	(2)	($)(3)
W. Kent Taylor
Service Based RSUs vesting on January 8, 2021	January 8, 2020	—	—	—	10,000	559,800
Performance Based RSUs vesting on January 8, 2021	January 8, 2020	—	50,000(4)	100,000	—	2,799,000
Gerald L. Morgan
Service Based RSUs vesting on February 28, 2021	February 28, 2020	—	—	—	1,250	72,475
Service Based RSUs vesting on May 8, 2021	May 8, 2020	—	—	—	1,250	57,425
Service Based RSUs vesting on August 7, 2021	August 7, 2020	—	—	—	1,250	74,988
Service Based RSUs vesting on November 3, 2021	November 3, 2020	—	—	—	1,250	86,838
Doug W. Thompson
Service Based RSUs vesting on January 8, 2021	January 8, 2020	—	—	—	10,000	559,800
Performance Based RSUs vesting on January 8, 2021	January 8, 2020	—	20,000(4)	40,000	—	1,119,600
Tonya R. Robinson
Service Based RSUs vesting on January 8, 2021	January 8, 2020	—	—	—	10,000	559,800
Performance Based RSUs vesting on January 8, 2021	January 8, 2020	—	2,000(4)	4,000	—	111,960
S. Chris Jacobsen
Service Based RSUs vesting on January 8, 2021	January 8, 2020	—	—	—	5,000	279,900
Performance Based RSUs vesting on January 8, 2021	January 8, 2020	—	7,000(4)	14,000	—	391,860

(1)

These amounts reflect the minimum, target, and maximum number of shares issuable under performance awards. The related performance targets and certain results are described in detail in the “Compensation Discussion and Analysis.”

(2)

Each stock award consists of service based restricted stock units, where each unit represents the conditional right to receive one share of our common stock upon satisfaction of vesting requirements. See the “Compensation Discussion and Analysis” for the conditions of accelerated vesting upon termination of employment other than for cause.

(3)

Reflects the grant date fair value computed in accordance with ASC 718 of the target number of performance based restricted stock units and service based restricted stock units granted to the Named Executive Officers using the closing price of the Company’s common stock on the last trading day immediately preceding the grant date, which was based on the following:

(i)	With respect to Mr. Taylor, 10,000 service based restricted stock units and 50,000 performance based restricted stock units granted on January 8, 2020 at $55.98.

(ii)

With respect to Mr. Morgan, 1,250 service based restricted stock units granted on February 28, 2020 at $57.98, 1,250 service based restricted stock units granted on May 8, 2020 at $45.94, 1,250 service based restricted stock units granted on August 7, 2020 at $59.99, and 1,250 service based restricted stock units granted on November 3, 2020 at $69.47.

(iii)	With respect to Mr. Thompson, 10,000 service based restricted stock units and 20,000 performance based restricted stock units granted on January 8, 2020 at $55.98.

(iv)	With respect to Ms. Robinson, 10,000 service based restricted stock units and 2,000 performance based restricted stock units granted on January 8, 2020 at $55.98.

(v)	With respect to Mr. Jacobsen, 5,000 service based restricted stock units and 7,000 performance based restricted stock units granted on January 8, 2020 at $55.98.

These are not amounts paid to or received by the Named Executive Officers. For discussion of the assumptions used in determining these values, see Note 15 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2020.

(4)

The amount included in the table above represents the target award opportunity. Performance based equity awards with respect to fiscal year 2020 were paid at 6.58% of the total target amount for all or a portion of the fiscal year in which a Named Executive Officer served in such role, based on a decrease in actual EPS of 81.8% and an actual Profit Sharing Pool of $233,747 calculated on fiscal year 2020 pre-tax profit of $15,583,127.

Outstanding Equity Awards

The following table presents information with respect to outstanding stock option awards, stock awards, and equity incentive plan awards as of December 29, 2020 by the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End Table

	Stock Awards		Equity Incentive Plan Awards
	Number of	Market Value	Number of	Market Value
	Shares or	of Shares or	Shares or	of Shares or
	Units of	Units of	Units of	Units of
	Stock That	Stock That	Stock That	Stock That
	Have Not	Have Not	Have Not	Have Not
	Vested	Vested	Vested	Vested
Name	(#)	($)(1)	(#)	($)(1)
W. Kent Taylor	85,000(2)	6,711,600	50,000(3)	3,948,000
Chairman, Chief Executive Officer, Former President
Gerald L. Morgan	5,000(4)	394,800	—	—
President
Doug W. Thompson	22,500(5)	1,776,600	20,000(6)	1,579,200
Chief Operating Officer
Tonya R. Robinson	20,000(7)	1,579,200	2,000(8)	157,920
Chief Financial Officer
S. Chris Jacobsen	15,000(9)	1,184,400	7,000(10)	552,720
Chief Marketing Officer

(1)	Market value was computed using the Company’s closing stock price on the last trading day of our fiscal year ended December 29, 2020, which was $78.96.

(2)	The vesting schedule is as follows: 10,000 service based restricted stock units on January 8, 2021, and 75,000 “retention” restricted stock units on January 8, 2023.

(3)

Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 50,000 performance based restricted stock units on January 8, 2021.

(4)

The vesting schedule is as follows: 1,250 service based restricted stock units on February 28, 2021, 1,250 service based restricted stock units on May 8, 2021, 1,250 service based restricted stock units on August 7, 2021, and 1,250 service based restricted stock units on November 3, 2021.

(5)	The vesting schedule is as follows: 10,000 service based restricted stock units on January 8, 2021, and 12,500 “retention” restricted sock units on January 8, 2021.

(6)

Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 20,000 performance based restricted stock units on January 8, 2021.

(7)	The vesting schedule is as follows: 10,000 service based restricted stock units on January 8, 2021, and 10,000 “retention” restricted stock units on January 8, 2021.

(8)

Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 2,000 performance based restricted stock units on January 8, 2021.

(9)	The vesting schedule is as follows: 5,000 service based restricted stock units on January 8, 2021, and 10,000 “retention” restricted stock units on January 8, 2021.

(10)

Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 7,000 performance based restricted stock units on January 8, 2021.

See the “Compensation Discussion and Analysis” for the conditions of accelerated vesting upon termination of employment other than for cause.

Stock Vested

The following table presents information with respect to stock awards vested during the fiscal year ended December 29, 2020 by the Named Executive Officers.

Stock Vested Table

	Number of
	Shares Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)	($)(1)
W. Kent Taylor	72,303	4,047,522(i)
Chairman, Chief Executive Officer, Former President
Gerald L. Morgan	22,500	1,103,638(ii)
President
Doug W. Thompson	34,921	1,954,878(iii)
Chief Operating Officer
Tonya R. Robinson	10,000	559,800(iv)
Chief Financial Officer
S. Chris Jacobsen	13,722	768,158(v)
Chief Marketing Officer

(1)

The value realized upon vesting of restricted stock units represents the fair value of the underlying shares based on the closing price of the Company’s common stock on the trading day immediately preceding the vesting date, which is in accordance with the following:

(i)

$55.98 with respect to the 10,000 service based restricted stock units which vested on January 8, 2020, and $55.98 with respect to the 62,303 performance based restricted stock units which vested on January 8, 2020 but became reportable on February 28, 2020.

(ii)

$68.67 with respect to the 1,250 service based restricted stock units which vested on February 25, 2020, $44.86 with respect to the 1,250 service based restricted stock units which vested on May 3, 2020, $45.94 with respect to the 17,500 service based restricted stock units which vested on May 8, 2020, $56.19 with respect to the 1,250 service based restricted stock units which vested on August 2, 2020, and $70.03 with respect to the 1,250 service based restricted stock units which vested on November 1, 2020.

(iii)

$55.98 with respect to the 10,000 service based restricted stock units which vested on January 8, 2020, and $55.98 with respect to the 24,921 performance based restricted stock units which vested on January 8, 2020 but became reportable on February 28, 2020.

(iv)	$55.98 with respect to 10,000 service based restricted stock units which vested on January 8, 2020.

(v)

$55.98 with respect to the 5,000 service based restricted stock units which vested on January 8, 2020, and $55.98 with respect to the 8,722 performance based restricted stock units which vested on January 8, 2020 but became reportable on February 28, 2020.

Termination, Change of Control and Change of Responsibility Payments

2018 Employment Agreements. If a Named Executive Officer had resigned or been terminated for cause prior to the expiration of the term of his or her 2018 Employment Agreement, the Named Executive Officer would have received payment of his or her annual base salary then in effect through the date of resignation or termination.

If a Named Executive Officer had been terminated prior to the expiration of the term of his or her 2018 Employment Agreement as a result of death or disability, such Named Executive Officer’s beneficiary or estate would have been entitled to receive an amount equal to such officer’s annual base salary then in effect through the date of termination due to death or disability, plus any earned but unpaid bonus, plus the amount of such Named Executive Officer’s annual base salary then in effect for 180 days following the termination, plus a fixed bonus amount as follows: for Mr. Taylor, $262,500; for Mr. Thompson, $225,000; for Ms. Robinson, $100,000; and for Mr. Jacobsen, $100,000.

The following table lists the estimated amounts payable to a Named Executive Officer pursuant to the 2018 Employment Agreements if his or her employment had been terminated without cause unrelated to a change of control on December 29, 2020, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of all claims against us.

Termination Payments Table

Total
Estimated
Cash
Payments
Name	($)(1)
W. Kent Taylor	100
Chairman, Chief Executive Officer, Former President
Doug W. Thompson	478,502
Chief Operating Officer
Tonya R. Robinson	273,434
Chief Financial Officer
S. Chris Jacobsen	273,434
Chief Marketing Officer

(1)

Mr. Taylor is entitled to a crisp $100 bill upon the termination of his employment without cause. If the employment of Mr. Thompson had been terminated under those circumstances, he would have received any bonus for a year already ended (even if not yet paid at termination), plus the proportionate share of his annual base salary then in effect ($450,000) for 180 days, plus $225,000. If the employment of Ms. Robinson had been terminated under those circumstances, she would have received any bonus for a year already ended (even if not yet paid at termination), plus the proportionate share of her annual base salary then in effect ($325,000) for 180 days, plus $100,000. If the employment of Mr. Jacobsen had been terminated under those circumstances, he would have received any bonus for a year already ended (even if not yet paid at termination), plus the proportionate share of his annual base salary then in effect ($325,000) for 180 days, plus $100,000.

The following table lists the estimated amounts payable to a Named Executive Officer pursuant to the 2018 Employment Agreements and applicable equity incentive agreements if his or her employment had been terminated without cause following a change of control, or if any of the officers had resigned his or her position for good reason following a change of control, on December 29, 2020, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of claims against us.

Change in Control, Change in Responsibilities Payments Table

	Estimated	Estimated Value of
	Cash	Newly Vested
	Payments	Stock Awards	Total
Name	($)(1)	($)(2)	($)
W. Kent Taylor	1,084,545	10,659,600	11,744,145
Chairman, Chief Executive Officer, Former President
Doug W. Thompson	961,584	3,355,800	4,317,384
Chief Operating Officer
Tonya R. Robinson	538,160	1,737,120	2,275,280
Chief Financial Officer
S. Chris Jacobsen	538,160	1,737,120	2,275,280
Chief Marketing Officer

(1)

If the employment of any of the Named Executive Officers listed above had been terminated without cause following a change of control, or if any of the Named Executive Officers listed above had resigned his or her position for good reason following a change of control, the Named Executive Officer would have received the amount of his or her then current base salary and target incentive bonus through the end of the term of the Named Executive Officer’s employment agreement, but not less than one year. Had a Named Executive Officer’s employment been so terminated on December 29, 2020, each of Messrs. Taylor, Thompson, and Jacobsen, and Ms. Robinson would have received payment through January 7, 2021.

For the purposes of this footnote (1), the table below details the estimated payment for each Named Executive Officer.

			Total
			Estimated
			Payments
Name	Salary ($)	Bonus ($)	($)
W. Kent Taylor	525,000	559,545	1,084,545
Chairman, Chief Executive Officer, Former President
Doug W. Thompson	450,000	511,584	961,584
Chief Operating Officer
Tonya R. Robinson	325,000	213,160	538,160
Chief Financial Officer
S. Chris Jacobsen	325,000	213,160	538,160
Chief Marketing Officer

(2)

Each Named Executive Officer’s service based restricted stock units and performance based restricted stock units would have become immediately vested upon a termination of his or her employment without cause following a change of control, or if any of the Named Executive Officers had resigned his or her position for good reason following a change of control. In addition, if any of Messrs. Taylor, Thompson, and Jacobsen, and Ms. Robinson had not yet been granted performance based restricted stock units for the third year of their respective employment agreement, they would be issued the target number of units set forth in their respective 2018 Employment Agreements and as more particularly identified in the Grants of Plan-Based Awards Table above for each such year. The amounts shown in this column represent the value of the restricted stock units at the closing price of our common stock on the last trading day of our fiscal year ended December 29, 2020, which was $78.96. The number of service based restricted stock units and performance based restricted stock units which would have vested on that date are shown in “Outstanding Equity Awards.”

CEO Pay Ratio

Under Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, a U.S. publicly traded corporation is required to disclose the ratio between their Chief Executive Officer’s annual total compensation to the total compensation of such corporation’s median employee after excluding the Chief Executive Officer’s compensation. To identify our median employee, we used the 2020 total cash compensation for all individuals (other than Mr. Taylor, our CEO) who were employed by us as of December 29, 2020, the last day of our 2020 fiscal year. For the purposes of calculating our employee’s total cash compensation, we used our employee’s base wages identified on our employees’ W- 2 forms. As a part of our calculation, we included all employees, whether employed by us on a full-time or part-time basis, and we annualized the compensation of any employee whom we hired during our 2020 fiscal year and who was working for us at the end of our fiscal year. As of December 29, 2020, approximately 78% of our employees were part-time employees and our average employee worked approximately 22 hours per week.

We identified our median employee as a part-time host in Pensacola, Florida who worked an average of 22 hours per week.  After identifying our median employee, we calculated the annual total compensation for such employee as $13,164, which is determined using the same methodology we used for our Named Executive Officers as set forth in the 2020 Summary Compensation Table described above.

As more particularly described in the 2020 Summary Compensation Table, the annual total compensation for Mr. Taylor, our CEO, for our 2020 fiscal year is $3,620,939 and the ratio between the compensation for our CEO and the compensation for our median employee is 275 to 1. Note that since the SEC rules allow companies to use various methodologies and assumptions, apply certain exclusions, and make reasonable estimates relating to a specific company’s employee base when identifying the median employee, the CEO pay ratio disclosed by other companies may not be comparable with the CEO pay ratio disclosed in this paragraph. Additionally, the pay ratio between our CEO and our median employee may vary year to year based, in part, on the grant date value of any restricted stock units granted to our CEO in any given year.

AUDIT COMMITTEE REPORT

The audit committee of the Board (the “Committee”) is currently composed of four directors, all of whom meet the criteria for independence under the applicable NASDAQ and Securities & Exchange Commission (the “SEC”) rules and the Sarbanes-Oxley Act. The Committee acts under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.texasroadhouse.com.

The Committee has prepared the following report on its activities and with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 29, 2020 (the “Audited Financial Statements”).

•

The Committee met 16 times during fiscal year 2020, which were comprised of six regular meetings of the Committee, two meetings per quarter relating to the Committee’s review of the Company’s filings with the SEC, and two special meetings to discuss emerging events which occurred between regularly scheduled meetings. The Committee’s meetings included private sessions with the Company’s independent auditors and internal auditors (as needed), as well as executive sessions consisting of only Committee members. The Committee also met periodically in private sessions with management, including Named Executive Officers (as needed);

•	The Committee reviewed the acknowledgement process for the Company’s Code of Conduct and the corresponding results;

•

The Committee reviewed the scope, plans, and results of the testing performed by the Company’s internal auditors and independent auditors in their assessments of internal control over financial reporting and the consolidated financial statements;

•

The Committee reviewed matters submitted to it via the Company’s whistleblower hotline and/or other reporting mechanisms regarding concerns about allegedly questionable financial, accounting, and/or auditing matters (if any);

•

The Committee reviewed with management, including the internal auditors and the Company’s Vice President of Legal, and the independent auditors, the Company’s practices with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company’s legal, regulatory, and ethical compliance programs were also reviewed, as well as the Company’s cybersecurity controls and system standards;

•	The Committee reviewed with the Company’s Vice President of Legal the Company’s disclosures with respect to current lawsuits (as and if applicable);

•	The Committee reviewed comment letters received from the SEC, if any, together with management’s response to such letters;

•

The Committee pre-approved all audit, audit-related, and permissible non-audit services provided to the Company by KPMG LLP, the Company’s independent auditors, for the 2020 fiscal year, before management engaged the independent auditors for those purposes, pursuant to and in accordance with the Texas Roadhouse, Inc. Policy for Pre-Approval of Services Provided by External Audit Firm (which is available on the Company’s website at www.texasroadhouse.com);

•

On a quarterly basis, the Committee discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Committees;

•

The Committee discussed with KPMG LLP their written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence;

•	The Committee reviewed the selection, application, and disclosure of critical accounting policies;

•	The Committee reviewed with KPMG LLP the selection and disclosure of the critical audit matters set forth in the independent auditor’s report of the Company’s Form 10-K;

•	The Committee reviewed the Company’s quarterly earnings press releases prior to issuance;

•	The Committee reviewed and discussed the Company’s Audited Financial Statements for the 2020 fiscal year with management and the independent auditors;

•	As mentioned above, the Committee reviewed the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the SEC;

•

The Committee reviewed with management the manner in which the COVID-19 pandemic has impacted the Company’s financial controls and processes and the steps being taken by the Company to mitigate such impact;

•

The Committee evaluated the appointment, compensation, retention and oversight of KPMG LLP. In connection with such appointment, the Committee evaluated the service level of the incumbent independent auditor, which included criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicited the input of key management employees during its evaluation; and

•

Based on the review and discussion referred to above, and in reliance thereon, the Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2020, for filing with the SEC.

All members of the Committee concur in this report.

Gregory N. Moore, Chair

Michael A. Crawford

Curtis A. Warfield

James R. Zarley

Related Party Transactions

The Committee’s charter provides that the Committee will review and approve any transactions between us and any of our executive officers, non-employee directors, and 5% shareholders, or any members of their immediate families, in which the amount involved exceeds the threshold limits established by the regulations of the SEC. In reviewing a related-party transaction, the Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. Unless specifically noted, the transactions described below were entered into before our initial public offering and the subsequent formation of the Committee.

Grants of Franchise or License Rights

We have licensed or franchised restaurants to companies owned in part by certain Named Executive Officers. The licensing or franchise fees paid by these companies to us range from 0.0% to 4.0% of restaurant sales, which is the amount we typically charge to franchisees. We believe that allowing certain Named Executive Officers with ownership interests in our restaurants that pre-dated our initial public offering to continue to maintain those ownership interests adds an ongoing benefit to the Company by making those Named Executive Officers more invested in the overall success of the brand.

Ownership of franchised restaurants by our current Named Executive Officers as of the end of the 2020 fiscal year is listed below.

					Management,
				Royalties	Supervision, or
				Paid to	Accounting Fees
		Initial		Us in	Paid to Us
		Franchise	Royalty	Fiscal Year 2020	in Fiscal Year 2020
Restaurant	Name and Ownership	Fee	Rate	($)	($)
Billings, MT	W. Kent Taylor (27.5%)	—	4.0%	181,951	22,744
Everett, MA	W. Kent Taylor (28.75%)	—	4.0%	193,674	24,209
McKinney, TX	Gerald L. Morgan (2.0%)	—	4.0%	257,036	32,129
Muncie, IN	W. Kent Taylor (4.91%)	—	—	50,000	—
Brownsville, TX	Gerald L. Morgan (3.07%)	—	4.0%	259,995	32,499
Port Arthur, TX	W. Kent Taylor (15.0%)	—	4.0%	213,013	26,627
Wichita, KS	W. Kent Taylor (24.05%)	—	4.0%	303,770	37,971

For the 2020 fiscal year, the total amount of distributions received by Mr. Taylor and Mr. Morgan relating to their ownership interests in the above-referenced franchised restaurants were $679,820 and $25,907, respectively.  These amounts do not reflect compensation paid by the Company to Mr. Taylor and/or Mr. Morgan during the 2020 fiscal year; rather, these amounts were paid by the applicable franchise entity and reflect a return on investment in these separate restaurant locations.

On March 19, 2004, we entered into a preliminary franchise agreement with a company which is 95% owned by Mr. Taylor to develop a restaurant at a location which is to be determined. The terms of the preliminary franchise agreement provide for no initial franchise fees and royalties of 3.5% of restaurant sales. During fiscal year 2020, we received no payment from this franchise restaurant, as none was due.

The franchise agreements and preliminary franchise agreement that we have entered into with our Named Executive Officers contain the same terms and conditions as those agreements that we enter into with our other domestic franchisees except, in some instances, the initial franchise fees and the royalty rates, which are currently $40,000 and 4.0%, respectively, for our other domestic franchisees. We have the contractual right, but not the obligation, to acquire the restaurants owned by our Named Executive Officers based on a pre-determined valuation formula which is the same as the formula contained in the domestic franchise agreements that we have entered into with other franchisees with whom we have such rights. A preliminary agreement for a franchise may be terminated if the franchisee does not identify and obtain our approval of its restaurant management personnel, locate and obtain our approval of a suitable site for the restaurant or does not demonstrate to us that it has secured necessary capital and financing to develop the restaurant. Once a franchise agreement has been entered into, it may be terminated if the franchisee defaults in the performance of any of its obligations under the agreement, including its obligations to operate the restaurant in strict accordance with our standards and specifications. A franchise agreement may also be terminated if a franchisee becomes insolvent, fails to make its required payments, creates a threat to the public health or safety, ceases to operate the restaurant or misuses the Texas Roadhouse trademarks.

Ownership Interest in Majority-Owned Joint Venture Entities

We have Named Executive Officers that have ownership interest in certain Texas Roadhouse restaurants that are owned by an entity that the Company controls and in which the Company holds a 52.5% ownership interest. We believe that allowing certain Named Executive Officers to have ownership interests in restaurants provides an ongoing benefit to the Company by making these persons more invested in the overall success of the brand.

Ownership of such Texas Roadhouse restaurants by our current Named Executive Officers as of the end of the 2020 fiscal year is listed below.

		Management or
		Supervision Fees
		Paid to Us
		in Fiscal Year 2020
Restaurant	Name and Ownership	($)
Gilbert-East, AZ	Doug W. Thompson (35.5%)	218,015
Mansfield, TX	Gerald L. Morgan (34.5%)	231,811

For the 2020 fiscal year, the total amount of distributions received by Mr. Thompson and Mr. Morgan relating to their ownership interests in the above-referenced restaurants were $297,313 and $179,690, respectively. These amounts do not reflect compensation paid by the Company to Mr. Thompson and/or Mr. Morgan during the 2020 fiscal year; rather, these amounts were paid by the applicable entity and reflect a return on investment in these separate restaurant locations.

Prior to Mr. Morgan’s appointment to President, the entity operating the Texas Roadhouse restaurant in Mansfield, Texas in which Mr. Morgan holds an ownership interest had indebtedness to the Company. For the 2020 fiscal year, the table below sets forth certain information related to the indebtedness to the Company, which bore interest at an annual rate of 2%:

Largest Aggregate
	Amount of Principal	Amount of Principal	Aggregate Principal		Aggregate Interest
	Outstanding during	Outstanding as of	Repaid for Fiscal		Repaid for Fiscal
	Fiscal Year 2020	December 10, 2020	Year 2020		Year, 2020
Restaurant	($)	($)	($)		($)
Mansfield, TX	518,899	—	228,315	(1)	15,027

(1)

On December 10, 2020, the outstanding principal balance of $280,206 was repaid to the Company and the entity did not have any outstanding indebtedness to the Company upon Mr. Morgan’s promotion to President.

Other Related Transactions

We entered into a real estate lease agreement for the franchise restaurant located in Everett, MA, of which Mr. Taylor beneficially owns 28.75%, before our granting franchise rights for that restaurant. We have subsequently assigned the lease to the franchisee, but we remain contingently liable if a franchisee defaults under the terms of the lease agreement. The Everett lease expires in February 2023.

We previously entered into a real estate lease agreement for the Company restaurant located in Gilbert-East, AZ. We subsequently assigned the lease to a joint venture operating entity, but we remain contingently liable if the entity defaults under the terms of the lease agreement. The Gilbert-East lease expires in July 2023.

PRESENTATION OF PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s bylaws provide for not less than one and not more than 15 directors. Our Board currently consists of five directors. At the Annual Meeting, we are electing five directors to hold office until the Annual Meeting of Shareholders in 2022 and until a successor is elected and qualified. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for a substitute nominee.

Nominees for Election as Directors

Set forth below are the Board members who will stand for re-election at the Annual Meeting, together with their age, all Company positions and offices they currently hold, and the year in which they joined the Board.

		Position or	Director
Name	Age	Office	Since
Michael A. Crawford	53	Director	2020
Gregory N. Moore	71	Director	2005
Curtis A. Warfield	52	Director	2018
Kathleen M. Widmer	59	Director	2013
James R. Zarley	76	Director	2004

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR THE DIRECTORS OF THE COMPANY SET FORTH ABOVE.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

As more particularly described in this proxy statement, the audit committee is directly responsible for managing the Company’s independent auditors, which includes, without limitation, (i) pre-approving all audit and permitted non-audit services provided by our independent auditors, and (ii) the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with the audit committee’s appointment of the Company’s independent auditors, the audit committee evaluates the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicits the input of key management employees during its evaluation.

In connection with the same and pursuant to its charter, the audit committee has appointed the firm of KPMG LLP to serve as the independent auditors to audit the consolidated financial statements and the internal control over financial reporting of the Company for the fiscal year which ends on December 28, 2021. The Board and the audit committee jointly agree that the continued retention of KPMG LLP is in the best interest of the Company and its shareholders. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of KPMG LLP. If the shareholders fail to ratify the appointment of KPMG LLP, the audit committee will take this result into account when appointing an independent auditor for the 2021 fiscal year. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm as the Company’s independent auditors at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its shareholders. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Independent Auditors

We incurred the following fees to KPMG LLP for fiscal years 2020 and 2019:

	2020($)	2019($)
Audit Fees	763,978	761,380
Audit‑related Fees	7,500	—
Tax Fees	15,424	24,938
All Other Fees	1,780	1,500
	788,682	787,818

Audit Fees.  KPMG LLP charged $763,978 in fiscal year 2020 and $761,380 in fiscal year 2019 for audit fees. These include professional services in connection with the audit of the Company’s annual consolidated financial statements and its internal control over financial reporting. They also include reviews of the Company’s consolidated financial statements included in the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown.  Additionally, the fees for fiscal years 2020 and 2019 contain approximately $18,478 and $41,380, respectively, related to statutory audits. Finally, the fees for fiscal years 2020 and 2019 contain approximately $0 and $20,000, respectively, related to the adoption of new accounting pronouncements.

Audit-related Fees.  KPMG LLP charged $7,500 in fiscal year 2020 for their consent to include the Company’s annual consolidated financial statements in a franchise disclosure document.

Tax Fees.  KPMG LLP charged $15,424 in fiscal year 2020 and $24,938 in fiscal year 2019 for consulting and compliance services.

All Other Fees.  KPMG LLP charged $1,780 in fiscal year 2020 and $1,500 in fiscal year 2019 for access to their Accounting Research Online tool.

Pre-approval Policies and Procedures

The audit committee pre-approved all audit, audit-related, and permissible non-audit services provided to the Company by KPMG LLP before management engaged the auditors for those purposes. The policy of the audit committee is to review all engagement letters for accounting firms for non-audit services.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2021 FISCAL YEAR.

PROPOSAL 3

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

The Board requests shareholder approval of the compensation of the Company’s Named Executive Officers as described in the “Compensation Discussion and Analysis,” the Executive Compensation section and the other related executive compensation tables and related discussions in this proxy statement. As an advisory vote, the outcome of the voting on this proposal is not binding upon the Company; however, the compensation committee, which is responsible for establishing and administering the Company’s executive compensation program, values the opinions expressed by shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for the Company’s executive officers. Additionally, the compensation committee invites shareholders to express any questions or concerns regarding the Company’s compensation philosophy for our executive officers by correspondence addressed to Texas Roadhouse, Inc. Compensation Committee, 6040 Dutchmans Lane, Louisville, Kentucky 40205.

The objective of the compensation committee in setting and evaluating the compensation of our executive officers is to promote the sustained profitability of the Company. Compensation for the Named Executive Officers is divided into three key components: (1) base salary, which provides a secure base of compensation and serves to motivate and retain our Named Executive Officers; (2) a cash bonus, which rewards our Named Executive Officers for the success of the Company as measured by growth in the Company’s earnings per diluted share and its overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success; and (3) grants of restricted stock units, which offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders. The types of restricted stock units that may be granted by the compensation committee in its discretion are (i) service based restricted stock units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service, (ii) “retention” restricted stock units, which vest upon the completion of the term of an individual Named Executive Officer’s agreement or such later date as determined by the compensation committee, and (iii) performance based restricted stock units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service. While “retention” restricted stock units were granted by the compensation committee under the prior employment agreements, the compensation committee has not made any similar retention grants for the Named Executive Officers under the 2021 Employment Agreements. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock. Under the 2021 Employment Agreements, the compensation committee has been granted greater flexibility in establishing the compensation for our Named Executive Officers. Specifically, each 2021 Employment Agreement establishes an annual base salary for the term of the respective 2021 Employment Agreements, with base salary increases being left to the discretion of the compensation committee. Additionally, each 2021 Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the 2021 Employment Agreement. Finally and in addition to cash compensation, each 2021 Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2021 Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers

The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and/or performance based restricted stock units, with a significant portion of some of the Named Executive Officers’ compensation being tied to the grant of such performance based restricted stock units. By conditioning a significant portion of certain Named Executive Officer’s performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Additionally, by only providing one year’s worth of restricted stock units to our Named Executive Officers in their 2018 Employment Agreements and by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under their 2021 Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

This structure, along with the culture and values of our Company, allows the Company to attract and retain top talent, while also encouraging our Named Executive Officers to keep their focus on both long-term business development and short-term financial growth. The Board was pleased to receive shareholder approval of the compensation packages of our Named Executive Officers in the advisory vote at the 2020 annual meeting and again requests approval of the compensation packages of our Named Executive Officers.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE EXECUTIVE COMPENSATION DETAILED IN THIS PROXY STATEMENT.

PROPOSAL 4

APPROVAL OF THE TEXAS ROADHOUSE, INC. 2021 LONG-TERM INCENTIVE PLAN

The Company currently maintains the Texas Roadhouse, Inc. 2013 Equity Incentive Plan (the “Current Plan”). On February 11, 2021, the Board approved the Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan (the “Plan”), subject to shareholder approval at the Annual Meeting.  The purpose of the Plan is to allow us to retain the services of the group of Eligible Persons (as hereinafter defined), to secure and retain the services of new Eligible Persons, and to provide incentives for Eligible Persons to exert maximum efforts for the success of us and our affiliates and the Company’s shareholders. The Plan was adopted to extend the term of our long-term incentive plan, increase the number of shares available for awards to Eligible Persons, and to include current market-based provisions in the Plan.

If the Plan is approved by the Company’s shareholders, it will become effective as of the date on which the shareholders approve it (the “Effective Date”) and, thereafter, no future awards will be made under the Current Plan.

A copy of the Plan is attached to this proxy statement as Appendix A.  The principal features of the Plan are described below, but such description is qualified in its entirety by reference to the complete text of the Plan. The Plan will not become effective unless shareholder approval is obtained at the Annual Meeting.

Types of Awards

The types of awards that may be granted under the Plan are incentive stock options (“Incentive Stock Options”), non-qualified stock options (“Non-Qualified Stock Options”, which together with Incentive Stock Options, are referred to collectively as “Options”), stock appreciation rights (“SARs”), and Full Value Awards (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units), each as described in more detail below.  Substitute Awards, which are shares of our Common Stock (as hereinafter defined) issued in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by us or our affiliates (or with which we or our affiliates combines), may also be granted under the Plan.

Administration

The Plan is administered by a “Committee” which generally will be the compensation committee of the Board. In addition, the Committee generally will be comprised of not fewer than two directors (or a greater number if required for compliance with applicable securities laws) who are “independent” under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The Committee selects the Eligible Persons who are to be granted awards under the Plan, the types of awards to be granted and the applicable terms, conditions, restrictions and other provisions of such awards. If the Committee does not exist or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee also has the authority to conclusively interpret the Plan. Subject to stock exchange rules, the Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it.

Eligibility and Participation

The Committee will select from among the Eligible Persons those persons who will receive an award under the Plan and thereby become a “Participant”. For purposes of the Plan, “Eligible Persons” are non-employee directors of the Company, employees of the Company or any of its affiliates and other persons who are engaged to provide consulting services to the Company or any of its affiliates or who serve as compensated members of the board of directors of any of the Company’s affiliates. No awards will be made under the Plan unless the Plan is approved by the Company’s shareholders. Only employees of the Company and its eligible corporate subsidiaries may be awarded Incentive Stock Options under the Plan.

As of December 29, 2020, there were five non-employee directors, and approximately 2,962 employees (including executive officers), expected to be eligible to participate in the Plan. As of December 29, 2020, no other persons are expected to be eligible to participate in the Plan. To date, no awards have been made under the Plan. Because future awards are made at the discretion of the Committee, the recipients and grants of future awards are not determinable at this time.

Shares Available for Issuance Under the Plan; Limitations on Awards

Shares of Common Stock reserved for issuance under the Plan may be currently authorized but unissued shares currently held or shares reacquired by us or shares purchased in the open market or private transactions.

The number of shares of Common Stock that may be issued with respect to awards under the Plan will be equal to 5,000,000 plus the aggregate number of shares of Common Stock available for issuance (and not subject to outstanding awards) under the Current Plan as of the Effective Date. Any shares of Common Stock subject to an award under the Plan or any award that is outstanding under the Current Plan as of the Effective Date (and, in any case, other than Substitute Awards) which for any reason is forfeited, expires or is terminated without issuance of shares of Common Stock (including shares that are attributable to awards that are settled in cash) and shares subject to such awards that are tendered or withheld in payment of the taxes with respect to the grant, vesting or payment of an award that is a Full Value Award (whether granted under the Plan or the Current Plan) (collectively, “Recycled Shares”) will thereafter be available for further grants under the Plan.  Shares of Common Stock that are withheld to pay the exercise price of an Option (including by means of a net exercise) or the taxes payable upon exercise of an Option or SAR (whether granted under the Plan or the Current Plan) will not be Recycled Shares for purpose of the Plan. Upon stock settlement of SARs, the gross number of shares of Common Stock subject to the SARs originally granted will be counted as issued for purposes of determining the number of shares available for issuance under the Plan regardless of the number of shares of Common Stock actually issued upon such Common Stock settlement. Shares of Common Stock covered by an award will only be counted as used to the extent that they are actually used. Shares subject to Substitute Awards will not reduce the number of shares of Common Stock that may be issued under the Plan or that may be covered by awards granted to any individual Participant during an applicable period as described below.

The maximum number of shares of Common Stock that may delivered pursuant to the exercise of Incentive Stock Options under the Plan cannot exceed the Plan limit of 500,000. The Plan also provides that the maximum number of shares that may be delivered to any one Participant during any one calendar-year period pursuant to Options, SARs or Full Value Awards is 500,000 for each type of award. The Plan also provides that the total compensation which a non-employee director may receive in any one of our fiscal years will not exceed $500,000, calculated by adding (i) the total cash compensation to be otherwise paid for services rendered in the fiscal year to (ii) the grant date value of any Common Stock granted pursuant to an award in that fiscal year. In the event the aggregate compensation of such non-employee director, including the grant date value of any award, reaches $500,000.00 in any given fiscal year, then no additional cash compensation will be due or paid to such non-employee director, and no additional awards will be made to such director, during the remainder of such fiscal year.

In each case, the number of shares (as well as the exercise price of Options and SARs and the limits on individual awards) is subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of Common Stock.

Except for (a) awards granted under the Plan with respect to shares of Common Stock which do not exceed, in the aggregate, 5% of the total number of shares of Common Stock reserved for issuance pursuant to the Plan, (b) awards granted in lieu of other compensation, (c) awards that are a form of payment of earned performance awards or other incentive compensation, (d) new hire awards, or (e) awards granted to Employees who have completed a minimum period of service with us and our affiliates of at least three years, if a Participant’s right to become vested in an award is conditioned on the completion of a specified period of service with the us or our affiliates being required, then the required period of service will be at least one year, except if accelerated in the event of the Participant’s death or disability, retirement, involuntary termination, or change in control.

As of December 29, 2020 and as more particularly shown in the table found in the “Equity Compensation Plan Information Under Current Plan” section below, there were 2,340,630 shares of the Company’s Common Stock (“Common Stock”) available for future awards under the Current Plan.

Options and SARs

Under the Plan, the Committee may award Incentive Stock Options (which are Options that conform to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or Non-Qualified Stock Options which do not conform to the requirements of Section 422 of the Code and SARs. Incentive Stock Options may only be awarded to employees of the Company and its eligible corporate subsidiaries.

The Committee will determine the exercise price of any Option and SAR in its discretion; provided, however, that the exercise price of any Option or SAR may not be less than 100% of the fair market value of a share of Common Stock on the date of grant.

The expiration date with respect to an Option or SAR will be established by the Committee at the time of the grant, but will not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates (unless otherwise determined otherwise by the Committee): (a) if the Participant’s termination of service with us and our affiliates occurs other than by reason of death or disability, the date that is three months after the Participant’s termination date and (b) if the Participant’s termination of service with us and our affiliates occurs by reason of death or disability (or if the participant dies after termination but prior to the expiration date of the Option or SAR) the date that is 12 months following termination.

Options and SARs may be subject to such other terms and conditions, not inconsistent with the Plan, as determined by the Committee, including the method of exercise of Options and SARs.

No Repricing of Options and SARs

Except for adjustments in connection with a corporate transaction or restructuring or reductions approved by the Company’s shareholders, the exercise price of an Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. In addition, unless approved by the Company’s shareholders, in no event will any Option or SAR be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the exercise price of the Option or SAR is less than the then current fair market value of a share of Common Stock.

Full Value Awards

Under the Plan, the Committee may award “Full Value Awards” which is the grant of a right to receive one or more shares of Common Stock in the future (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units). Full Value Awards may be subject to certain terms and conditions, including that they may be in consideration of previously performed services or surrender of other compensation, contingent on achievement of performance or other objectives during a specified time (including completion of a period of service), or subject to a substantial risk of forfeiture or other restrictions. The Committee may determine other terms and conditions applicable to Full Value Awards.

Change in Control

In the event of a Change in Control (as defined in the Plan), an award held by any Participant whose employment or service has not terminated prior to the effective time of the Change in Control may be subject to acceleration of vesting and exercisability upon or after such event as may be provided in the award agreement for such award or as may be provided in any other written agreement between us or any of our affiliates and the Participant or otherwise pursuant to such award.

Withholding Taxes and Transferability of Awards

All awards and other payments under the Plan are subject to withholding of all applicable taxes or to require the Participant, through payroll withholding, cash payment, or otherwise, to made adequate provision for, the U.S. federal, state, and local, and/or foreign taxes, if any, required by law to be withheld by us or an affiliate with respect to an award or the shares or cash acquired pursuant thereto.

Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or as provided by the Committee. To the extent that a Participant has the right to exercise an award, the award may be exercised during the lifetime of the Participant only by the Participant.

Non-U.S. Participants

The Committee may grant awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or any Affiliate operates or has employees.

Amendment and Termination of the Plan and Awards

The Board may, at any time, amend or terminate the Plan, and the Committee may amend any award; provided, however that no amendment or termination (other than adjustments in connection with a corporate transaction or restructuring) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the Participant’s affected beneficiary), adversely affect the rights of any Participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable) and no amendment may be made to the anti-repricing provisions of the Plan relating to Options and SARs unless the amendment is approved by the Company’s shareholders. Shareholder approval of any Plan amendment is also required if shareholder approval is required by law or the rules of any stock exchange on which the Common Stock is listed.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax rules relevant to awards under the Plan based upon the Code as currently in effect. These rules are highly technical and subject to change in the future, and the discussion does not purport to be a complete description of the tax aspects of the Plan.

Non-Qualified Stock Options

Generally, the grant of a Non-Qualified Stock Option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price for those shares of Common Stock, and we will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares of Common Stock will be treated as capital gains and losses, with the basis in such shares of Common Stock equal to the fair market value of the shares of Common Stock at the time of exercise. Certain additional rules may apply if the exercise price is paid in shares of Common Stock previously owned by the Participant.

Incentive Stock Options

Generally, the grant of an Incentive Stock Option will not result in taxable income to the Participant. The exercise of an Incentive Stock Option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of us or our eligible corporate subsidiaries during the period beginning on the date of the grant of the Option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares of Common Stock at the time of the exercise of an Incentive Stock Option over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the Incentive Stock Option is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares of Common Stock acquired pursuant to the Incentive Stock Option exercise, the Participant will have a basis in those shares of Common Stock equal to the fair market value of the shares of Common Stock at the time of exercise.

If the Participant does not sell or otherwise dispose of the shares of Common Stock within two years from the date of the grant of the Incentive Stock Option or within one year after receiving the transfer of such shares of Common Stock, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and we will not be entitled to any deduction for Federal income tax purposes. The Participant will recognize a capital loss to the extent that the amount realized is less than the exercise price. Certain additional rules may apply if the exercise price is paid in shares of Common Stock previously owned by the Participant.

If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income, and we will be entitled to a corresponding deduction , at the time of the disposition of the shares of Common Stock, in an amount equal to the lesser of (a) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares of Common Stock over the exercise price. If the amount realized exceeds the value of the shares of Common Stock on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares of Common Stock.

SARs

Generally, a Participant will not realize any taxable income upon the grant of a SAR. Upon the exercise of the SAR, the Participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares of Common Stock received by the Participant as a result of such exercise. The Company will generally be entitled to a deduction in the same amount as the ordinary income realized by the Participant.

Full Value Awards

The federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of shares of Common Stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the Participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the Participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the Participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code, the Participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the Participant will be entitled to no deduction on account thereof. The Participant’s tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the Participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

In the case of other Full Value Awards, such as restricted stock units or performance stock units, the Participant generally will not have taxable income and us will not be entitled to a deduction upon the grant of the award. Participants will generally recognize ordinary income and us will be entitled to a corresponding deduction when the award is settled. At that time, the Participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received.

The Company generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the Participant.

Section 409A and Section 162(m).

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the principal executive officer, the principal financial officer or one of the company’s other three most highly compensated executives. The Tax Reform and Jobs Act of 2017 (the “Act”) eliminated the ability of companies to rely on the “Performance-Based“ Compensation exception and the $1,000,000 limitation on deductibility generally was expanded to include all named executive officers (including the principal financial officer).

Certain awards under the Plan may be considered a deferral of compensation for purposes of Code Section 409A, which imposes additional requirements on a nonqualified deferred compensation plan. Generally, if a nonqualified deferred compensation plan fails to meet the requirements of Code Section 409A, or is not operated in accordance with those requirements, the Participant may be subject to significant tax penalties. Awards under the 2020 LTIP that are subject to Code Section 409A are intended to comply with the requirements of Code Section 409A. We intend to grant awards that are either exempt from or in compliance with Code Section 409A. However, we can provide no assurance that such an award will be exempt or comply with Code Section 409A or that the tax consequences described above will not apply. Neither the Company nor the Committee is under any obligation to make any changes to any award to cause such compliance and neither we nor our affiliates will be liable for any penalties that may be imposed on a Participant relating to Code Section 409A.

Equity Compensation Plan Information Under Current Plan

As of December 29, 2020, shares of Common Stock authorized for issuance under the Current Plan are summarized in the following table:

Plan Category	Shares to Be Issued Upon Vest Date (1)	Shares Available for Future Grants
Plans Approved by Shareholders	872,563	2,340,630
Plans Not Approved by Shareholders	—	—
Total	872,563	2,340,630

(1)Total number of shares consists of 793,653 restricted stock units and 79,000 performance based restricted stock units. Shares in this column are excluded from the “Shares Available for Future Grants” column. No stock options were outstanding as of December 29, 2020.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE TEXAS ROADHOUSE, INC. 2021 LONG-TERM INCENTIVE PLAN.

SHAREHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Exchange Act, shareholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

The Company’s bylaws, a copy of which is available on the Company’s website at www.texasroadhouse.com, require shareholders who intend to propose business for consideration by shareholders at the 2022 annual meeting, other than shareholder proposals that are included in the proxy statement, to deliver written notice to the principal executive offices of the Company on or before December 3, 2021 (reflecting 120 calendar days prior to the one year anniversary of the date of the Company’s proxy statement issued in connection with the prior year’s annual meeting). This notice must include a description of the business desired to be brought before the annual meeting, the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, the class, series and number of shares of the Company which are beneficially owned by the shareholder and such other beneficial owner and any material interest of the shareholder and such other beneficial owner in such business. Similar requirements are set forth in the Company’s bylaws with respect to shareholders desiring to nominate candidates for election as director. Exchange Act rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with these deadlines, and in certain other cases notwithstanding the shareholder’s compliance with these deadlines. If a shareholder submitting a matter to be raised at the Company’s next annual meeting desires that such matter be included in the Company’s proxy statement for that meeting, such matter must be submitted to the Company no later than December 3, 2021.

The rules of the SEC set forth standards for what shareholder proposals the Company is required to include in a proxy statement for an annual meeting.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD

Shareholders that want to communicate in writing with the Board, or specific directors individually, may send proposed communications to the Company’s Corporate Secretary, Christopher C. Colson, at 6040 Dutchmans Lane, Louisville, Kentucky 40205. The proposed communication will be reviewed by Mr. Colson and by the audit committee. If the communication is appropriate and serves to advance or improve the Company or its performance, then it will be forwarded to the Board or the appropriate director.

FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2020, accompanies this proxy statement. The Company’s Annual Report does not form any part of the material for solicitation of proxies.

Any shareholder who wishes to obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2020, which includes financial statements, and is required to be filed with the SEC, may access it at www.texasroadhouse.com in the Investors section or may send a written request to Christopher C. Colson, Corporate Secretary, Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christopher C. Colson
Corporate Secretary

Louisville, Kentucky

April 2, 2021

Please vote your shares through any of the methods described on the proxy card as promptly as possible, whether you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company’s Corporate Secretary.

APPENDIX A

TEXAS ROADHOUSE, INC.

2021 LONG-TERM INCENTIVE PLAN

1.           GENERAL.

1.1Defined Terms.  The meaning of capitalized terms used in the Plan are set forth in Section 2.

1.2Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates and the Company’s shareholders.

1.3Available Awards.  The following types of Awards may be granted under the Plan: (i) Options (including both Incentive Stock Options and Non-Qualified Stock Options), (ii) Stock Appreciation Rights, and (iii) Full Value Awards.

1.4Eligibility.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among Eligible Persons those persons who will be granted one or more Awards under the Plan.  Notwithstanding the foregoing, Incentive Stock Options may be granted only to Employees.  Awards other than Incentive Stock Options, including Full Value Awards, may be granted to any Eligible Person.

2.           DEFINITIONS.

2.1“Affiliate” means a corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes of the Plan, an ownership interest of at least fifty percent (50%) shall be deemed to be a controlling interest.

2.2“Award” means any Option, Stock Appreciation Right Full Value Award, or any other right granted under the Plan.

2.3“Award Agreement” means an agreement between the Company and a Participant (which agreement may be in writing, electronic or such other form determined by the Committee) evidencing the terms and conditions of an individual Award grant.  Each Award Agreement shall include such terms and conditions, not inconsistent with the Plan, as determined by the Committee.

2.4“Board” means the Board of Directors of the Company.

2.5“Change in Control” means that one (1) of the following events has taken place:

(a)consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

(b)consummation of a sale or disposition of all or substantially all of the assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately before such sale or disposition); or

(c)any Person becomes the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act) of securities representing in excess of fifty percent (50%) of the aggregate voting power of the outstanding securities of the Company as required to be disclosed in a report on Schedule 13D of the Exchange Act.

2.6“Code” means the Internal Revenue Code of 1986, as amended.

2.7“Committee” means the Compensation Committee of the Board.  Notwithstanding the foregoing, so long as the Company is subject to Section 16 of the Exchange Act, the Committee shall consist of not fewer than two (2) members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements.

2.8“Common Stock” means the Common Stock, $0.001 par value, of the Company.

2.9“Company” means Texas Roadhouse, Inc., a Delaware corporation.

2.10“Consultant” means any person, including an advisor, (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, or (b) serving as a member of the board of directors of an Affiliate and who is compensated for such services.  The term “Consultant” shall not include Directors.

2.11“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director shall not constitute an interruption of Continuous Service.  The Board or the Chairman of the Company (the “Chairman”) or if there is no Chairman, then the Chief Executive Officer of the Company (the “CEO”), in that party’s sole discretion (other than the Chairman or CEO [as applicable] as to his or her own absence), may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.  If any Award under the Plan is subject to Section 409A of the Code, a Participant’s Continuous Service shall terminate on the date the Participant has a separation from service or termination of employment within the meaning of Section 409A of the Code.

2.12“Director” means a member of the Board who is not an Employee.

2.13“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

2.14“Effective Date” is defined in Subsection 7.1.

2.15“Eligible Persons” means Employees, Directors and Consultants.

2.16“Employee” means any person employed by the Company or an Affiliate; provided, however, that for purposes of the grant of an Incentive Stock Option, an Employee means any person who is employed by the Company or an Affiliate that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.17“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18“Exercise Price” is defined in Subsection 5.2.

2.19“Expiration Date” is defined in Subsection 5.5.

2.20“Fair Market Value” means, as of any date, the value of a share of Common Stock determined in accordance with the following rules:

(a)If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Common Stock on the principal exchange on which the Common Stock is then listed or admitted to trading on the last trading day preceding the date on which Fair Market Value is to be determined, or if no such sale is reported on that date, on the last preceding date on which a sale was so reported, all as reported in the Wall Street Journal or such other source as the Committee deems reliable.

(b)If the Common Stock is not at the time listed or admitted to trading on a stock exchange, then the Fair Market Value shall be the value determined in good faith by the Committee by reasonable application of a reasonable valuation method, considering all information that the Committee determines to be relevant, consistent with Section 409A of the Code and other applicable law.

2.21“Full Value Award” is defined in Subsection 6.1.

2.22“Incentive Stock Option” means an Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.23“Non-Qualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.24“Option” means an Award that entitles the Participant to purchase shares of Common Stock at an Exercise Price established by the Committee at the time the Option is granted.  An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

2.25“Participant” means any person to whom an Award is granted under the Plan.

2.26“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.27“Plan” means this Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan.

2.28“Prior Plan” means the Texas Roadhouse, Inc. 2013 Equity Incentive Plan.

2.29“Recycled Shares” is defined in Subsection 4.1(b).

2.30“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.31“Securities Act” means the Securities Act of 1933, as amended.

2.32“Stock Appreciation Right” or “SAR” means an Award that entitles the Participant to receive, in cash or shares of Common Stock (as determined in accordance with the terms of the Plan) value equal to the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (b) the Exercise Price established by the Committee at the time of grant.

2.33“Substitute Award” means an Award granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under Subsection 5.6.

3.             ADMINISTRATION.

3.1Administration by Committee.  The authority to control and manage the operation and administration of the Plan shall be vested in the Committee.  If the Committee does not exist, or for any other reason determined by the Board, then the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

3.2Powers of Committee.  The power, authority and discretion to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following and the express limitations of the Plan:

(a)The Committee will have the power, authority and discretion to (i) determine from time to time which of the Eligible Persons shall be granted Awards; when and how each Award shall be granted and the number of shares of Common Stock subject to any Award; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock or cash pursuant to an Award and any restrictions, performance targets and other terms and conditions of Awards; and the number of shares of Common Stock with respect to which an Award shall be granted to each such person; (ii) modify the terms of, cancel or suspend Awards; (iii) reissue or repurchase Awards; and (iv) accelerate the exercisability or vesting of all or any portion of an Award.

(b)The Committee shall have the power, authority and discretion to conclusively construe and interpret the Plan and Awards granted under it, to establish, amend, rescind, and revoke rules and regulations for its administration, to determine the terms and provisions of any agreements made pursuant to the Plan and otherwise to make all other determinations that may be necessary or advisable for the administration of the Plan.  The Committee, in the exercise of this power, authority and discretion, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c)The Committee shall have the authority to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

3.3Delegation of Committee Duties.  Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

3.4Effect of Committee’s Decision. All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.5Information to be Furnished to the Committee.  The Company and its Affiliates shall furnish the Committee such data and information as may be required or requested for it to discharge its duties under the Plan.  The records of the Company and its Affiliates as to an Eligible Person’s or Participant’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Upon written request from the Committee, the Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee consider desirable to carry out the terms of the Plan.

3.6Liability and Indemnification of Committee.  No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Company or any Affiliate be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Affiliate.  The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature that may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.  This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

3.7Special Vesting Rules.  Notwithstanding the provisions of Subsection 3.2 or any other provision of the Plan, except for (a) Awards granted under the Plan with respect to shares of Common Stock which do not exceed, in the aggregate, five percent (5%) of the total number of shares of Common Stock reserved for issuance pursuant to Subsection 4.1(b), (b) Awards granted in lieu of other compensation, (c) Awards that are a form of payment of earned performance awards or other incentive compensation, (d) new hire awards, or (e) Awards granted to Employees who have completed a minimum period of service with the Company and its Affiliates of at least three (3) years, any Award granted under the Plan shall condition a Participant’s right to become vested in the Award on completion of a minimum period of service with the Company or any of its Affiliates of at least one (1) year in the case of a service-based award and a minimum performance period of at least one (1) year in the case of a performance-based award, except if accelerated in the event of the Participant’s death or Disability, retirement, involuntary termination, or Change in Control.

4.            SHARES SUBJECT TO THE PLAN; LIMITATIONS.

4.1Shares Subject to the Plan.  Subject to the provisions of Subsection 4.2 (relating to adjustments to shares and limitations) and the other terms and conditions of the Plan, the shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be subject to the following:

(a)The shares of Common Stock subject to the Plan may be currently authorized but unissued shares, currently held or shares reacquired by the Company, or shares purchased in the open market or private transactions.

(b)Subject to the provisions of Subsection 4.2 (relating to the adjustment to shares and limitations) the number of shares of Common Stock that may be issued with respect to Awards under the Plan shall be equal to Five Million (5,000,000) plus the aggregate number of shares of Common Stock available for issuance (and not subject to outstanding awards) under the Prior Plan as of the Effective Date.  Except as otherwise provided herein, any shares of Common Stock subject to an Award under the Plan or any award that is outstanding under the Prior Plan as of the Effective Date (other than, in any case Substitute Awards) which for any reason is forfeited, expires or is terminated without issuance of shares of Common Stock (including shares that are attributable to Awards that are settled in cash) and shares subject to such awards that are tendered or withheld in payment of the taxes with respect to the grant, vesting or payment of an award that is a Full Value Award (whether granted under the Plan or the Prior Plan) (collectively, “Recycled Shares”) shall thereafter be available for further grants under the Plan.  Shares of Common Stock that are withheld to pay the exercise price of an Option (including by means of a net exercise) or the taxes payable upon exercise of an Option or SAR (whether granted under the Plan or the Prior Plan) shall not be Recycled Shares for purpose of the Plan.  Upon stock settlement of SARs, the gross number of shares of Common Stock subject to the SARs originally granted shall be counted as issued for purposes of the limitations of this Subsection 4.1(b), regardless of the number of shares of Common Stock actually issued upon such Common Stock settlement.  Shares of Common Stock covered by an Award shall only be counted as used to the extent that they are actually used.  Shares subject to Substitute Awards shall not reduce the number of shares of Common Stock that may be issued under the Plan or that may be covered by Awards granted to any one (1) Participant during any period pursuant to Subsections 4.1(d) or 4.1(e).

(c)The maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be Five Million (5,000,000); provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on Incentive Stock Options under the Plan.

(d)The maximum number of shares of Common Stock granted to any one (1) Participant during any one (1) calendar-year period pursuant to Section 5 (relating to Options and SARs) shall be Five Hundred Thousand (500,000) shares.  For purposes of this Subsection 4.1(d), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option, respectively, with respect to such share, the tandem Option and SAR with respect to each share of Common Stock shall be counted as covering only one (1) share of Common Stock for purposes of applying the limitations of this Subsection 4.1(d).

(e)For Full Value Awards, no more than Five Hundred Thousand (500,000) shares of Common Stock may be delivered pursuant to such Awards granted to any one (1) Participant during any one (1) calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this Subsection 4.1(e) shall be subject to the following:

(i)If the Awards are denominated in Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash.

(ii)If delivery of Common Stock or cash is deferred until after the Common Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Common Stock is earned shall be disregarded.

(f)The total compensation which a Director may receive in any one (1) fiscal year of the Company shall not exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00), calculated by adding (i) the total cash compensation to be otherwise paid for services rendered in the fiscal year to (ii) the grant date value of any Common Stock granted pursuant to an Award in that fiscal year.   In the event the aggregate compensation of such Director, including the grant date value of any Award, reaches Five Hundred Thousand and 00/100 Dollars ($500,000.00) in any given fiscal year, then no additional cash compensation shall be due or paid to such Director, and no additional Awards shall be made to such Director, during the remainder of such fiscal year.

4.2Adjustment to Shares and Limits. In the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Common Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan, the Committee shall, in the manner it determines equitable in its sole discretion, (a) adjust the number and kind of shares that may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in Subsection 4.1); (b) adjust the number and kind of shares subject to outstanding Awards; (c) adjust the Exercise Price of outstanding Options and SARs; and (d) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other awards that the Committee determines have comparable value and that are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

5.           OPTIONS AND STOCK APPRECIATION RIGHTS.

5.1Eligibility.  The Committee shall designate the Participants to whom Options or SARs are to be granted under the Plan and shall determine the number of shares of Common Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan.  Without limiting the generality of the foregoing, the Committee may not grant dividend equivalent rights (current or deferred) with respect to any Option or SAR granted under the Plan.  Options may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee; provided, however, that Incentive Stock Options may only be granted to Employees.  An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option.  Any Option that is intended to constitute an Incentive Stock Option shall satisfy any other requirements of Section 422 of the Code and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a Non-Qualified Stock Option.

5.2Exercise Price.  The “Exercise Price” of each Option or SAR shall be established by the Committee at the time of grant; provided, however, that in no event shall such price be less than one hundred percent (100%) of the Fair

Market Value of a share of Common Stock on the date the Option or SAR is granted (or, if greater, the par value of a share of Common Stock on that date).

5.3Vesting and Exercisability.  The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan and may include, without limitation, conditions relating to Continuous Service, achievement of performance standards prior to exercise or achievement of Common Stock ownership guidelines by the Participant.  No Option or SAR may be exercised by a Participant prior to the date on which it is vested (or exercisable) or after the Expiration Date applicable thereto.

5.4Payment of Exercise Price of Options.  The Exercise Price of an Option shall be paid, to the extent permitted by applicable statutes and regulations and except as otherwise limited in the Award Agreement, either at the time the Option is exercised (except that, in the case of an exercise through the use of cash equivalents, payment may be made as soon as practicable after exercise) by any of the following forms (a) cash or cash equivalents, (b) tender to the Company, by actual delivery or by attestation, shares of Common Stock valued at Fair Market Value as of the day of exercise, (c) in any other form of legal consideration that may be acceptable to the Committee, or (d) any combination thereof as determined by the Committee; provided, however, that shares of Common Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.  Unless otherwise determined by the Committee, any portion of the Exercise Price that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid the treatment of the Option as a variable award for financial accounting purposes).

5.5Expiration Date.  The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan).  An Option or SAR shall not be exercisable after the Expiration Date and, as of any date, an Option or SAR shall only be exercisable with respect to the portion thereof that is otherwise exercisable (or vested).  Unless otherwise determined by the Committee, the Expiration Date of an Option or SAR shall be determined in accordance with the following:

(a)In the event that a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Expiration Date shall be the date that is three (3) months following the termination of the Participant’s Continuous Service.

(b)In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Expiration Date shall be the date that is twelve (12) months following such termination.

(c)In the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant’s Continuous Service terminates for a reason other than death but the Participant dies after termination but prior to the Expiration Date of the Option or SAR, the Expiration Date shall be the date that is twelve (12) months following the date of termination.

Notwithstanding any provision of the Plan or any Award Agreement, in no event shall the Expiration Date of an Option or SAR be later than the tenth (10th) anniversary of the date on which it was granted.  Any Option or SAR that is not exercised prior to the Expiration Date shall immediately terminate.

5.6No Repricing.  Except for either adjustments pursuant to Subsection 4.2 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price of any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price or a Full Value Award.  Except as approved by the Company’s shareholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock.  In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company’s shareholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

5.7Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Common Stock ownership by the Participant, conformity with the Company’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

6.            FULL VALUE AWARDS.

A “Full Value Award” is a grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock (or cash based on the value of Common Stock) in the future (including restricted stock, restricted stock units, performance shares, and performance units) which is contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee or in consideration of a Participant’s previously performed services or surrender or other compensation that may be due.  The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.  Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.

7.            MISCELLANEOUS.

7.1Effective Date.  The Plan will be effective as of the date it is adopted by the Board and approved by a majority of the shareholders of the Company (the “Effective Date”).  The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards granted under it are outstanding and not fully vested or paid, as applicable; provided, however, that no new Awards shall be made under the Plan on or after the tenth (10th) anniversary of the Effective Date.  Any awards made under the Prior Plan shall continue to be subject to the terms and conditions of the Prior Plan.

7.2Limits on Distribution.  Distribution of Common Stock or other amounts under the Plan shall be subject to the following:

(a)Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)In the case of a Participant who is subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)To the extent that the Plan provides for issuance of certificates to reflect the transfer of Common Stock, the transfer of such Common Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed.

7.3Liability for Cash Payments. Subject to the provisions of this Section 7, each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such payment is attributable to the services rendered for that Affiliate by the Participant.  Any disputes relating to liability of an Affiliate for cash payments shall be resolved by the Committee.

7.4Shareholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms.

7.5No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (c) the service of a director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or an Affiliate is incorporated, as the case may be.

7.6Withholding Obligations. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (c) delivering to the Company owned and unencumbered shares of Common Stock.  For purposes of tax withholding, the fair market value of the shares will be determined at the time the withholding is required.

7.7Transferability.  Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.  To the extent that a Participant has the right to exercise an Award, the Award may be exercised during the lifetime of the Participant only by the Participant.  Notwithstanding the foregoing provisions of this Subsection 7.7, the Committee may provide that, Awards may be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish; provided, however, that in no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Section 422 of the Code.

7.8Choice of Law.  The laws of the Commonwealth of Kentucky shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of laws rules except to the extent that the laws of the State of Delaware apply to corporate actions or the issuance of equity.

7.9Notices.  Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, as applicable, at its principal executive offices.  The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time.  Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

7.10Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

7.11Action by the Company or Affiliate.  Any action required or permitted to be taken by the Company or any Affiliate shall be by resolution of its board of directors or governing body or by action of one or more members of the board or governing body (including a committee of the board or governing body) who are duly authorized to act for the board or by a duly authorized officer of the Company.

7.12Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

7.13Non-U.S. Individuals.  Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan.  In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or any Affiliate operates or has employees. The foregoing provisions of this Subsection 7.13 shall not be applied to increase the share limitations of Section 4 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s shareholders.

8.            CHANGE IN CONTROL.

An Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to acceleration of vesting and exercisability upon or after such event as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant or otherwise pursuant to such Award.

9.           AMENDMENT AND TERMINATION.

The Board may, at any time, amend or terminate the Plan, and the Committee may amend any Award Agreement; provided, however that (a) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the Participant’s affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); (b) adjustments pursuant to Subsection 4.2 (relating to adjustment to shares) shall not be subject to the foregoing limitations of this Section 9; (c) the provisions of Subsection 5.6 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company’s shareholders; and (d) no other amendment shall be made to the Plan without the approval of the Company’s shareholders if such approval is required by law or the rules of any stock exchange on which the Common Stock is listed.  It is the intention of the Company that, to the extent that any provisions of the Plan or any Awards granted hereunder are subject to Section 409A of the Code, the Plan and the Awards comply with the requirements of Section 409A of the Code.  The Plan and all Awards granted under the Plan will be administered in accordance with the requirements of Section 409A of the Code to the extent applicable and the Board or the Committee shall have the authority to amend the Plan or any Award Agreement as it deems necessary to conform to Section 409A of the Code.  Notwithstanding the foregoing, the Company does not guarantee that Awards under the Plan will comply with Section 409A of the Code and the Committee is under no obligation to make any changes to any Award to cause such compliance.

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Michael A. Crawford 02 - Gregory N. Moore 03 - Curtis A. Warfield 04 - Kathleen M. Widmer 05 - James R. Zarley For Against Abstain For Against Abstain 2. Proposal to ratify the appointment of KPMG LLP as Texas Roadhouse’s independent auditors for 2021. 3. Say on Pay - An advisory vote on the approval of executive compensation. 4. Proposal to approve the Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 4 9 2 5 6 5 03DW6C MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 2021 Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2021 Christopher Colson and Tonya Robinson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 13, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Texas Roadhouse, Inc.

MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 9:00 a.m. Eastern Time on May 13, 2021. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/TXRH delete QR code and control # o∆r scan the≈ QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TXRH Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Michael A. Crawford 02 - Gregory N. Moore 03 - Curtis A. Warfield 04 - Kathleen M. Widmer 05 - James R. Zarley For Against Abstain For Against Abstain 2. Proposal to ratify the appointment of KPMG LLP as Texas Roadhouse’s independent auditors for 2021. 3. Say on Pay - An advisory vote on the approval of executive compensation. 4. Proposal to approve the Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 5 3 A V 4 9 2 5 6 5 03DW5D MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 2021 Annual Meeting Proxy Card1234 5678 9012 345

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2021 Christopher Colson and Tonya Robinson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 13, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. + C Non-Voting Items Texas Roadhouse, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TXRH